SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[✓] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-2.

Modine Manufacturing Company
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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June 15, 2005

1500 DeKoven Avenue
Racine, Wisconsin 53403-2552

Notice of Annual Meeting of Shareholders

Date:	Wednesday, July 20, 2005
Time:	9:30 a.m.
Place:	1500 DeKoven Avenue Racine, WI 53403-2552
Record Date:	May 31, 2005

The annual meeting is for the following purposes:

1.   To elect three directors;

2. To approve the amended and restated 2000 Stock Incentive Plan for Non-Employee Directors;

3. To approve the Company’s amended and restated Articles of Incorporation;

4.   To ratify the appointment of the Company's independent auditors; and

5.   To consider any other matters properly brought before the shareholders at the meeting.

By order of the Board of Directors,

D. R. ZAKOS, Secretary

June 15, 2005

PROXY STATEMENT

Your vote at the annual meeting is important to us. Please vote your shares of common stock by calling a toll-free telephone number, logging onto the Internet or by completing the enclosed proxy card and returning it to us in the enclosed envelope.

Table of Contents

Page

Solicitation of Proxies	1
General Information About the Annual Meeting and Voting	1-4
Item 1 - Election of Directors	4-6
Stock Ownership	6
Certain Beneficial Owners of Common Stock	6-7
Directors’ and Officers’ Ownership of Common Stock	7-9
Corporate Governance	9
Lead Director	9
Code of Ethics	9
Board Meetings and Committees	10
Roles of the Board’s Committees	10
Audit Committee	10
Officer Nomination and Compensation Committee	11
Pension Committee	11
Corporate Governance and Nominating Committee	11
Selection of Nominees for the Board	11-12
Board Independence	12
Shareholder Communication with the Board	12-13
Compensation of Directors	13-14
Attendance at Annual Meeting	14
Report of the Audit Committee	14-15
Report of the Officer Nomination and Compensation Committee	16-21
Compensation Committee Interlocks and Insider Participation	21
Executive Compensation	22
Summary Compensation Table	22-23
Stock Options	24
Option Grants in Last Fiscal Year	24
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	25
Pension Plan Table	25-26
Employment Agreements, Termination and Change-in-Control	26-27
Arrangements
Performance Graph	27-28
Certain Transactions	29
Equity Compensation Plan Information	29
Item 2 - Approval of the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors	29-33
Item 3 - Approval of the Company’s Amended and Restated Articles of Incorporation	33-37
Item 4 - Ratification of Appointment of Independent Auditors	37
Fees to Independent Auditors for Fiscal 2005 and 2004	38
Section 16(a) Beneficial Ownership Reporting Compliance	39
Additional Matters	39
Shareholder Proposals for 2006	39
Annual Report	39
Modine Manufacturing Company 2000 Stock Incentive Plan for Non-Employee Directors	A-1
Proposed Amended and Restated Articles of Incorporation of Modine Manufacturing Company	B-1

PROXY STATEMENT

Annual Meeting of Shareholders of Modine Manufacturing Company - 2005

SOLICITATION OF PROXIES

This proxy statement is solicited on behalf of the Board of Directors for use at the 2005 Annual Meeting of Shareholders. The meeting will be held at 9:30 a.m. on Wednesday, July 20, 2005, at Modine’s headquarters, 1500 DeKoven Avenue, Racine, Wisconsin. This proxy statement and accompanying card are first being mailed to shareholders on or about June 15, 2005.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote?

You may vote your shares of common stock if our records show that you owned the shares at the close of business on May 31, 2005. A total of 34,747,209 shares of common stock were outstanding as of the record date and entitled to vote at the annual meeting. You get one vote for each share of common stock you own. The holders of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you may vote.

How do I vote?

You may vote in person or by properly appointed proxy. Shareholders of record may give a proxy to be voted at the meeting by calling a toll-free telephone number, logging onto the Internet or, if you prefer, mailing the enclosed proxy card. Shareholders who hold their shares in "street name" which means that the shares are held in the name of a broker, or other nominee, will give instructions to vote their shares in the manner required by the broker or other nominee.

The telephone and Internet voting procedures are for your convenience and are designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

The enclosed proxy card contains instructions for telephone and Internet voting and voting by mail. Whichever method you use, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

What are the Board's recommendations?

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is included with the description of each item in this proxy statement. In summary, the Board recommends a vote:

FOR election of the nominated slate of directors (see Item 1);

FOR approval of the amendment and restatement of the 2000 Stock Incentive Plan for Non-Employee Directors (see Item 2);

FOR approval of the amendment and restatement of the Company’s Restated Articles of Incorporation (see Item 3); and

FOR ratification of the Company's independent auditors (see Item 4).

What if other matters come up at the annual meeting?
The matters described in this proxy statement are the only matters to our knowledge that will be subject to a vote at the annual meeting. If other matters are properly presented at the meeting, the persons appointed as proxies will vote your shares on those other matters in accordance with their best judgment.

May I change my vote after I appoint a proxy?

You may revoke your proxy by:

●   submitting a new proxy;

●   giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your previous proxy; or

●   attending the meeting and voting your shares in person.

If you decide to vote your shares in person, we prefer that you first revoke your prior proxy in the same way you initially submitted it -- that is, by telephone, the Internet or mail.

May I vote in person at the annual meeting?

Although we encourage you to complete and return the proxy card or vote by phone or the Internet to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.

You will need to obtain a “legal proxy” from your broker if you hold your shares in street name and want to vote your shares at the annual meeting in person.

If you plan on attending the annual meeting, please so indicate on the phone or on the Internet when you appoint your proxy or check the box on the enclosed proxy card so that we may have an accurate count of the number of shareholders attending the meeting.

How are votes counted?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Voting on Election of Directors (Item 1)

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, as long as a quorum is present. This means that the individuals who receive the largest number of votes are elected as directors. Therefore, shares not voted have no effect in the election of directors. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

Voting on Amending and Restating the 2000 Stock Incentive Plan for Non-Employee Directors (Item 2)

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote thereon, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal; broker non-votes will have no effect on the outcome of the voting on this proposal so long as enough votes are cast to satisfy the 50% requirement.

Voting on Amending and Restating the Restated Articles of Incorporation (Item 3)

Approval of this proposal requires the affirmative vote of at least two-thirds (66 2/3%) of the shares of the Company’s common stock outstanding as of the Record Date and entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Voting on Ratification of Auditors (Item 4)

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote thereon, provided a quorum is present. Abstentions will have the same effect as a vote against this proposal.

Who will count the votes?

Wells Fargo Minnesota, N.A., Shareowner Services, an independent tabulator, will count the votes. The Board appointed Wells Fargo as the Inspectors of Election.

Who pays for this proxy solicitation?

We do. Directors, officers and employees of Modine, who will receive no compensation for their services, may solicit proxies in person or by mail, telephone, facsimile transmission and other means. Modine also has retained Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022, to assist in such solicitation for a fee of $11,500 plus expenses for its services. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

How may I help reduce mailing costs?

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements. Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail. See the next two questions and answers below and your proxy card for more information.

Are proxy materials and the annual report available electronically?

Yes. This proxy statement and the fiscal 2005 annual report are available on our website at www.modine.com. In addition, most shareholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you may choose this option and save us the cost of producing and mailing these documents by following the instructions provided on the proxy card to vote over the Internet. On the referenced website, you will be given instructions for choosing the option of receiving future proxy statements and annual reports electronically.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call our transfer agent, Wells Fargo, at 1-877-602-7615 or give written notice to the Secretary of the Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552 and tell us otherwise. You do not have to elect Internet access each year.

If you hold your stock in "street name," please refer to the information provided by the party in whose name the shares are held for instructions on how to elect to view future proxy statements and annual reports over the Internet.

   What happens if multiple shareholders share the same address?

We adopted a procedure called "householding." As a result, we are sending only one annual report and proxy statement to those with the same last name at a single address, unless we received instructions to do otherwise. This practice, known as "householding," is designed to reduce our printing and postage costs. If a shareholder of record wishes to receive a separate copy of a proxy statement or annual report in the future, he or she may contact our transfer agent, Wells Fargo, at 1-877-602-7615 or provide written notice to the Secretary of the Company, 1500 DeKoven Avenue, Racine, WI 53403-2552 and tell us otherwise. Shareholders of record sharing the same address and receiving multiple copies of our annual report and proxy statement may request householding by contacting us in the same manner. If you own your shares in street name, you may request householding by contacting the entity in whose name the shares are held.

ITEM 1 - ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members.

The terms of Frank P. Incropera, Vincent L. Martin, and Marsha C. Williams expire at the 2005 Annual Meeting. Dr. Incropera, Mr. Martin, and Ms. Williams have each been nominated by the Board of Directors for a new three-year term expiring at the 2008 Annual Meeting.

While it is not anticipated that any of the nominees will be unable to take office, if that happens, proxies will be voted in favor of such other person or persons as the Board of Directors may propose to fill the open directorship(s). In accordance with our Restated By-Laws, a director shall hold office until the annual meeting in the year in which his or her term expires and until his or her successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Vacancies may be filled by the remaining directors. See Selection of Nominees for the Board below.

The Company's Restated By-Laws provide that each Director shall retire at the close of the term in which he or she attains the age of 70 years, except that the provision shall not apply to any director who has been exempted from the provision by a resolution passed by a two-third's vote of the Board of Directors.

The nominees for the Board of Directors, the directors whose terms will continue, their ages, principal occupation (which they have been in for at least five years unless otherwise indicated), other directorships, and their tenure and expiration dates of their terms are as follows:

Name	Principal Occupation and Directorships	Age	Director of Company Since
Nominees to be Elected for Terms Expiring in 2008:
Frank P. Incropera	McCloskey Dean of the University of Notre Dame's College of Engineering, Notre Dame, Indiana. Dr. Incropera was with Purdue University from 1966 to 1998 with the exceptions of research leaves spent at NASA-Ames (1969), U.C. Berkeley (1973-1974) and the Technical University of Munich (1988).	65	1999
Vincent L. Martin	Retired since October 2004. Mr. Martin was Chairman of the Board of Jason Incorporated, a diversified manufacturing company based in Milwaukee, Wisconsin from January 1986 to October 2004. He was Chief Executive Officer of Jason from 1986 to 1999. Mr. Martin's business career includes experience with AMCA International, FMC Corporation and Westinghouse Air Brake. He continues to serve on the Jason Board.	65	1992
Marsha C. Williams	Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, a real estate investment trust located in Chicago, Illinois. Previously, Ms. Williams was Vice President and Chief Administrative Officer of Crate and Barrel; Vice President and Treasurer of Amoco Corporation; Vice President and Treasurer of Carson Pirie Scott & Company; and Vice President of The First National Bank of Chicago. Ms. Williams is also a director of Chicago Bridge & Iron Company N.V., Davis Funds and Selected Funds.	54	1999
Directors Continuing in Service for Terms Expiring in 2006:
Frank W. Jones	Independent management consultant in Tucson, Arizona. Mr. Jones's forty-five year career in business includes over twenty-five years of service with Giddings & Lewis, Inc., a manufacturer of machine tools and, at that time, a New York Stock Exchange listed company, the last five as President and Chief Executive Officer. Mr. Jones is also a director of Star Cutter Co., Gardner Publications, Inc., and GTC Incorporated.	65	1982
Dennis J. Kuester	Chairman of the Board (since January 2005) and Chief Executive Officer (since January 2002) and President (from 1987 to April 2005) of Marshall & Ilsley Corporation, Chairman and Chief Executive Officer (since October 2001) and President (from 1989 to 2001) of M&I Marshall & Ilsley Bank, and Chairman of Metavante Corporation, a Milwaukee, Wisconsin-based bank holding company, bank, and banking services company, respectively. Mr. Kuester is also a director of Marshall & Ilsley Corporation and Wausau-Mosinee Paper Corporation.	63	1993
Michael T. Yonker	Retired. Prior to June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., Lake Forest, Illinois, a manufacturer of material handling equipment. Mr. Yonker is also a director of Woodward Governor Company and EMCOR Group, Inc.	62	1993

Directors Continuing in Service for Terms Expiring in 2007:
Richard J. Doyle	Retired. Prior to April 1998, Mr. Doyle was Chief Executive Officer and a director of three private electrical contracting corporations. Prior to January 1989, Mr. Doyle was a Vice President of BorgWarner Corporation, Dearborn, Michigan, a diversified manufacturing and services company, and President and Chief Executive Officer of BorgWarner Automotive, Inc., Troy, Michigan, a subsidiary of BorgWarner Corporation.	72	1987
Gary L. Neale	Chairman and Chief Executive Officer, and a director of NiSource, Inc., Merrillville, Indiana, a holding company for gas and electric utilities and other energy-related subsidiaries. Mr. Neale is also a director of Chicago Bridge & Iron Company N.V.	65	1977
David B. Rayburn	President and Chief Executive Officer of the Company since January 15, 2003. Prior to January 15, 2003, Mr. Rayburn was President and Chief Operating Officer and, prior to April 2002, Mr. Rayburn was Executive Vice President of the Company. Mr. Rayburn is also a director of Twin Disc, Incorporated and Jason Incorporated.	57	2003

The Board of Directors recommends a vote FOR all of the director-nominees: Dr. Incropera, Mr. Martin and Ms. Williams.

STOCK OWNERSHIP

Certain Beneficial Owners of Common Stock

The following table shows the number of shares of common stock beneficially owned by each person or entity that we know beneficially owns 5% or more of our common stock.

Name and Address of Owner	Common Stock Number of Shares Owned and Nature of Interest	Percent

Administrative Committee of Modine Employee Stock Ownership Plan ("ESOP") 1500 DeKoven Avenue Racine, Wisconsin 53403-2552 Members: D.B. Spiewak, R.L. Hetrick and D.R. Zakos	1,761,154(a)(b)	5.05%
Mario J. Gabelli and affiliates One Corporate Center Rye, New York 10580-1434	5,454,408(c)	15.66%
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	1,804,693 (d)	5.18%

(a)
The ESOP was converted into a unitized fund in September 2004. Under SEC Rule 13d-3, the Administrative Committee of the ESOP may be deemed to be the beneficial owner of the shares held in the ESOP, although Marshall & Ilsley Trust Company N.A. is trustee of the shares in the ESOP. Marshall & Ilsley Trust Company N.A. is also the trustee of the Company’s Employees’ Retirement Trusts (pension) and defined contribution plans (including 401(k) plans) and is the escrow agent for participants’ restricted stock awards under the 1994 and 2002 Incentive Stock Plans. The participants in the ESOP are entitled to direct how the stock represented by the units in their account will be voted and Marshall & Ilsley Trust Company N.A. votes undirected shares in its sole discretion as it also does with undirected shares in the defined contribution plans. Marshall & Ilsley Trust Company N.A., as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations or federal case law. Pursuant to SEC Rule 13d-4, inclusion of such shares in this table shall not be construed as an admission that the reporting person or its affiliates are, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owners of such securities. D.J. Kuester, a director of the Company, is Chairman and CEO of Marshall & Ilsley Corporation and Chairman and CEO of M&I Marshall & Ilsley Bank. Marshall & Ilsley Trust Company N.A. is a subsidiary of Marshall & Ilsley Corporation. Marshall & Ilsley Corporation and its subsidiaries specifically disclaim beneficial ownership of stock held by the ESOP and the related trusts.

(b) As of March 31, 2005.

(c)
Based on Schedule 13D/A filed under the Securities Exchange Act of 1934, dated November 23, 2004. Each reporting person included in the Schedule 13D/A: Gabelli Funds, LLC; GAMCO Investors, Inc.; MJG Associates, Inc. and Gabelli & Company, Inc. Profit Sharing Plan, has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the reported shares, except that (i) GAMCO Investors, Inc. does not have authority to vote 397,000 of the reported shares, and (ii) in certain circumstances, proxy voting committees may have voting power over the reported shares.

(d)
Based on Schedule 13G filed under the Securities Exchange Act of 1934, dated December 31, 2004. The reporting person on the Schedule 13G has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the reported shares.

Directors' and Officers' Ownership of Common Stock

The following table shows how many shares of Modine common stock each director, nominee, executive officer listed in the Summary Compensation Table below (the “Named Executive Officers”) and all officers and directors as a group beneficially owned as of March 31, 2005. No director or Named Executive Officer beneficially owns more than 1.0% of the common stock, and directors and executive officers as a group beneficially own approximately 5.32% of the common stock.

Name	Shares Beneficially Owned (a)
R. J. Doyle (b)	82,000
F. P. Incropera (c)	35,000
F. W. Jones (d)	88,819
D. J. Kuester (e)	67,000
V. L. Martin (f)	57,200
G. L. Neale (g)	93,588
M. C. Williams (h)	40,000
M. T. Yonker (i)	68,655
D. B. Rayburn (j)	292,427
B. C. Richardson (k)	85,011
C. R. Katzfey (l)	135,901
J. R. Rulseh (m)	132,418
K. A. Feldman (n)	121,860
All directors and executive officers as a group (21 persons) (o)	1,856,626

(a)	Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or her name.

(b)	Includes 67,000 shares of common stock issuable upon the exercise of options.

(c)	Includes 35,000 shares of common stock issuable upon the exercise of options.

(d)	Includes 51,000 shares of common stock issuable upon the exercise of options.

(e)
Includes 51,000 shares of common stock issuable upon the exercise of options and excludes the shares held of record by Marshall & Ilsley Trust Company N.A. as described in the Certain Beneficial Owners of Common Stock table above.

(f) Includes 50,000 shares of common stock issuable upon the exercise of options and 200 shares held in trust for the benefit of his children for which Mr. Martin serves as trustee.

(g) Includes 67,000 shares of common stock issuable upon the exercise of options.

(h) Includes 40,000 shares of common stock issuable upon the exercise of options.

(i) Includes 51,000 shares of common stock issuable upon the exercise of options.

(j)
Includes 233,400 shares of common stock issuable upon the exercise of options, 26,800 shares of restricted stock and 17,295 units held in the form of Modine Stock Fund Units (Modine 401(k) Retirement Plan, Modine Deferred Compensation Plan and Modine Employee Stock Ownership Plan with each unit consisting of common stock and a cash component (the "Units")).

(k)	Includes 54,900 shares of common stock issuable upon the exercise of options, 23,800 shares of restricted stock and 711 Units.

(l)	Includes 104,600 shares of common stock issuable upon the exercise of options, 16,160 shares of restricted stock, and 6,649 Units.

(m)	Includes 102,600 shares of common stock issuable upon the exercise of options, 16,040 shares of restricted stock and 5,342 Units.

(n)	Includes 98,600 shares of common stock issuable upon the exercise of options and 15,200 shares of restricted stock.

(o)	Includes 1,407,720 shares of common stock issuable upon the exercise of options, 158,230 shares of restricted stock and 69,146 Units.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this proxy statement; accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of March 31, 2005. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

CORPORATE GOVERNANCE

The Company's business is managed under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin, our Restated Articles of Incorporation and Restated By-laws. Members of the Board of Directors are kept informed of the Company's business through discussions with the President and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Company reviews and evaluates its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002 and rule changes made by the Securities and Exchange Commission and the New York Stock Exchange (NYSE), to which we moved the listing of our common stock from the Nasdaq National Market in fiscal 2005. We believe that our current policies and practices meet these requirements. Our corporate governance policies, including our Guideline on Corporate Governance and charters for committees of the Board, are available on our website, www.modine.com, and are available in print to any shareholder upon request.

The Board of Directors has determined that all of the members of the Company’s Audit Committee, Officer Nomination & Compensation Committee, and Corporate Governance and Nominating Committee are independent, as defined under the NYSE listing standards applicable to the respective committees. The Board of Directors has determined that neither D.J. Kuester nor V.L. Martin were independent during the 2005 fiscal year because of compensation committee interlocks. The Board has determined that as of July 20, 2005, D.J. Kuester will be independent as defined under the NYSE listing standards for the Officer Nomination and Compensation Committee. V.L. Martin cannot be deemed independent before July 2007.

Lead Director

In June 2003, the Board created a new position of Lead Director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The Lead Director also chairs certain portions of Board meetings and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. Mr. Neale serves in this position and does not receive any compensation in addition to his director fees to perform his role as Lead Director. At least once annually, those directors who are “independent” in accordance with the criteria described below at Board Independence meet without the other directors. Mr. Neale also serves as the presiding director at each of these meetings.

Code of Ethics

Our Guideline for Business Conduct (our "Guideline") summarizes the compliance and ethical standards and expectations we have for all our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer) and directors with respect to their conduct in furtherance of Company business. It contains procedures for reporting suspected violations of the Guideline, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters. The Company has established a Business Ethics Program through which employees and others may report, anonymously and in confidence, concerns regarding such matters. A copy of our Guideline, as well as further information regarding our Business Ethics Program is available on our website at www.modine.com. These materials are also available in print to any shareholder upon request. If we make any substantive amendment to the Guideline, we will disclose the nature of such amendment on our website or in a current report on Form 8-K. In addition, if a waiver from the Guideline is granted to an executive officer or director, we will disclose the nature of such waiver on our website at www.modine.com, in a press release, or in a current report on Form 8-K.

     Board Meetings and Committees

The Board of Directors held seven regular meetings and one special meeting during the fiscal year and had four standing committees consisting of an Audit Committee, an Officer Nomination & Compensation Committee, a Pension Committee and a Corporate Governance and Nominating Committee. All directors attended at least 75% of the Board meetings and meetings of committees of which they were members. The following chart describes the membership of each committee as of March 31, 2005 and the number of times it met in fiscal 2005:
Name	Audit	Officer Nomination &Compensation	Pension	Corporate Governance and Nominating
R. J. Doyle	Chair	X		X
F. P Incropera	X		X	X
F. W. Jones		X	Chair	X
D. J. Kuester			X
V. L. Martin			X
G. L. Neale	X	Chair		X
D. B. Rayburn
M. C. Williams	X	X		X
M. T. Yonker	X	X		Chair
Number of Meetings in fiscal 2005	4	3	2	2

Roles of the Board's Committees

Audit Committee. The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The functions of the Audit Committee are described below in the Report of the Audit Committee on pages 14 and 15 of this proxy statement. The charter of the Audit Committee is available on the Company's website, www.modine.com.

In July of each year, the Board selects the members of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as defined in the corporate governance listing standards of the NYSE relating to audit committees. The Board of Directors has determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr.  Doyle (the Chair of the Committee) qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

Officer Nomination & Compensation Committee. The Officer Nomination & Compensation Committee:

● reviews the performance of the President and CEO;

● reviews candidates for positions as Company officers;

● makes recommendations to the Board on officer candidates;

● makes recommendations to the Board on compensation for officers;

● considers recommendations made by management relating to director compensation and presents those recommendations to the Board; and

● administers the 1994 and 2002 Incentive Compensation Plans.

The charter of the Officer Nomination & Compensation Committee is available on the Company's website, www.modine.com. The Officer Nomination & Compensation Committee Report is included in this proxy statement below on pages 16 through 21. The Board selects the members of the Officer Nomination & Compensation Committee in July of each year.

Pension Committee. The Pension Committee:

● reviews and monitors performance of the defined benefit pension plans and the defined contribution plans offered by the Company;

● monitors the objectives, membership and activities of the Company's Pension Investment
Committee; and

● provides oversight for pension trust investments and defined contribution plans.

The directors serving on the Pension Committee are not required to be independent. The charter of the Pension Committee is available on the Company's website, www.modine.com.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company's Guideline on Corporate Governance. In addition, the Committee develops and reviews background information on prospective nominees to the Board and makes recommendations to the Board regarding such persons. The Committee also prepares and supervises the Board's annual review of director independence and the Board's self-evaluation. The charter of the Corporate Governance and Nominating Committee is available on the Company's website, www.modine.com. The Board selects members of the Corporate Governance and Nominating Committee in July of each year.

Selection of Nominees for the Board

The Corporate Governance and Nominating Committee considers prospective candidates for Board membership recommended by its members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary in writing with whatever supporting material the shareholder considers appropriate. The Committee requests that it receive any such recommendations by October 1, 2005 for the 2006 Annual Meeting. The Company has not received any shareholder recommendations of director candidates with regard to the election of directors covered by this proxy statement or otherwise. The Corporate Governance and Nominating Committee intends to evaluate candidates recommended by shareholders in the same manner that it evaluates other candidates.

Once the Committee identifies a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. The Committee makes its initial determination based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The Committee’s preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee satisfies the evaluation factors described below.

If the Committee determines that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee. The Committee considers relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise and the evaluations of other prospective nominees. In assessing candidates, the Board considers issues such as education, experience, diversity, knowledge and understanding of matters such as finance, manufacturing, technology and others frequently encountered by a global business.

Every effort is made to complement and supplement skills within the existing Board and strengthen any identified areas. Further criteria include a candidate's personal and professional ethics, integrity and values, as well as his or her willingness and ability to devote sufficient time to attend meetings and participate effectively on the Board. The Committee has not established minimum qualifications for director nominees.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines who should be nominated for a position on the Board after considering the recommendation and report of the Committee.

Board Independence

The Board has determined that the following directors are independent within the meaning of the SEC regulations, the listing standards of the NYSE and the Company's Guideline on Corporate Governance: Messrs. Doyle, Neale, Jones and Yonker, Dr. Incropera and Ms. Williams. The Board concluded that none of these directors possessed the categorical relationships set forth in the NYSE listing standards that prevent independence and had no other business or other relationships with the Company relevant to a determination of their independence.

The Company requires, as set forth in its Guideline on Corporate Governance, that a majority of the Board members be independent directors. However, the Company is not opposed to having members of the Company's management, including the CEO, serve as directors. At a minimum, to qualify as "independent," a director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NYSE. The Corporate Governance and Nominating Committee assesses independence on an ongoing basis, and each director is responsible for bringing to the attention of the Corporate Governance and Nominating Committee any changes to his or her status that may affect independence. In addition, the directors complete, on an annual basis, a questionnaire prepared by the Company that is designed to elicit information that relates to the independence assessment. At least annually, the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no material relationship with the Company, and who do not have any of the relationships that prevent independence under the NYSE listing standards, are considered to be independent directors. A majority of the Company's current directors are independent directors.

Shareholder Communication with the Board

Shareholders wishing to communicate with the Board of Directors or with a Board member (including the Lead Director) should address communications to the Board or to the particular Board member, c/o Corporate Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552. Under the process approved by the Board, the Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Business Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which shareholders may communicate with the Board or its members. Please refer to the Company's website, www.modine.com, for any changes to this process.

Compensation of Directors

Employees of Modine do not receive any compensation for serving on the Modine board. Non-employee directors, including the Lead Director, receive the following:

● a retainer fee of $6,250 per quarter;

● $1,750 for each Board meeting attended, effective January 19, 2005 (previously the attendance  fee was $1,143 (effective January 1, 2004 to July 20, 2004) and $1,500 (effective July 21, 2004  to January 18, 2005));

● $1,500 for each committee meeting attended, effective July 21, 2004 (previously was $1,000);

● a retainer fee of $4,000 per year for acting as Chair of a committee;

● reimbursement for travel, lodging, and related expenses incurred in attending meetings; and

● travel-accident and director and officer liability insurance.

The fees for Board meeting attendance changed from $1,500 to $1,750 during the 2005 fiscal year although the aggregate regular meeting attendance fees were the same as those paid in fiscal 2004. The number of regular board meetings during the 2005 fiscal year was seven versus eight in the prior year.

In May 2004, the Board of Directors meeting was held at the Company’s European headquarters in Bonlanden, Germany. The Company paid the travel, meal and lodging expenses of the directors and their spouses who attended the meeting.

Since July 1, 2000, directors of the Company who are not employees have participated in the 2000 Stock Option Plan for Non-Employee Directors (the "2000 Directors' Plan") which authorizes the grant of non-qualified stock options through May 16, 2010, exercisable for up to 500,000 shares of common stock. These options are granted at 100% of the fair market value of the common stock on the grant date. The options expire no later than ten years after the grant date and terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election and each re-election to the Board, each non-employee director so elected or re-elected is automatically granted an option for the number of shares equal to the product of 6,000 times the number of years in the term to which such director has been so elected or re-elected. The 2000 Directors' Plan may be administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934. Neither the Board nor any such committee has authority to administer the 2000 Directors' Plan with respect to the selection of participants under such plan or the timing, pricing, or amount of any grants. The Company is submitting the amendment and restatement of the 2000 Directors’ Plan to the shareholders for approval in this proxy statement (Item 2). Please see the discussion of the changes to that plan described on pages 29 through 33 in this proxy statement.

Prior to July 1, 2000, directors of the Company who were not employees were eligible to participate in the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Directors' Plan") which authorized the grant of non-qualified stock options through July 20, 2004, exercisable for up to 500,000 shares of common stock. These options were granted at 100% of the fair market value of the stock on the grant date and expire no later than ten years after the grant date and terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election or re-election to the Board, each director so elected or re-elected was automatically granted an option for the number of shares equal to the product of 5,000 times the number of years in the term to which such director had been so elected or re-elected. The 1994 Directors' Plan was administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934. Neither the Board nor any such committee had authority to administer the 1994 Directors' Plan with respect to the selection of participants under the plan or the timing, pricing, or amount of any grants. The 1994 Directors' Plan was terminated at the end of June 2000 and no additional grants have been made since that time.

The Board of Directors adopted the Modine Manufacturing Company Director Emeritus Retirement Plan (the "Director Emeritus Retirement Plan") pursuant to which any person, other than an employee of the Company, who is or becomes a director of Modine on or after April 1, 1992, and who retires from the Board will be paid a retirement benefit equal to the annualized sum directors are being paid for their service to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) as in effect at the time such director ceases his or her service as a director. The retirement benefit continues for a duration equal to the duration of the director's Board service. If a director dies before retirement or after retirement during such period, his or her spouse or other beneficiary will receive the applicable retirement benefit. In the event of a change in control (as defined in the Director Emeritus Retirement Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments that would otherwise be payable under the Director Emeritus Retirement Plan. The retirement benefit is not payable if the director directly or indirectly competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine. Effective July 1, 2000, the Director Emeritus Retirement Plan was frozen with no further benefits accruing under it. All eligible directors who retired prior to July 1, 2000 continue to receive benefits pursuant to the Director Emeritus Retirement Plan. All current directors eligible for participation accrued pension benefits pursuant to the Director Emeritus Retirement Plan until July 1, 2000.

Attendance at Annual Meeting

The Company does not have a formal policy that its directors attend the Annual Meeting of Shareholders because it expects them to do so and because the Company's directors historically have attended these meetings. All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting directly after the Annual Meeting of Shareholders at the Company's headquarters.

Report of the Audit Committee

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The charter was most recently revised on May 4, 2004. As set forth in the charter, the Audit Committee's purpose is to assist the Board of Directors in monitoring the:

● Integrity of the Company's financial statements;

● Independent auditor's qualifications and independence;

● Performance of the Company's internal audit function and independent auditors; and

● Company's compliance with legal and regulatory requirements.

The full text of the Committee's revised charter is available on the Company's website, www.modine.com.

In carrying out these responsibilities, the Audit Committee, among other things:

●	Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discuss with the independent auditor appropriate staffing and compensation;

●	Retains, to the extent it deems necessary or appropriate, independent legal, accounting or other advisors;

●
Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and reviews the activities and recommendations of the Company's internal auditing program;

●
Monitors the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

●	Determines whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

● Annually reviews management's programs to monitor compliance with the Company's Guideline on Business Ethics.

The Committee met four times during fiscal 2005. The Committee has an appropriate number of meetings to ensure that it devotes appropriate attention to all of its responsibilities. The Committee's meetings include, whenever appropriate, executive sessions with the Company's independent auditors and with the Company's internal auditors, in each case without any member of the Company's management being present.

In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality of the Company's accounting principles, the reasonableness of significant judgments and the transparency of disclosures in the financial statements.

With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, after receiving the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

R. J. Doyle, Chair	M. C. Williams
F. P. Incropera	M. T. Yonker
G. L. Neale

Report of the Officer Nomination & Compensation Committee

The Committee's Role and Purpose of this Report: The responsibilities of the Officer Nomination & Compensation Committee are included under the caption Corporate Governance -- Roles of the Board's Committees -- Officer Nomination & Compensation Committee on pages 10 and 11 of this proxy statement. The Committee reports to the entire Board.

The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors the Committee considers in determining the compensation of Modine's executive officers, including the Named Executive Officers.

Compensation Philosophy: The Committee has approved principles for the executive compensation program that:

●	Recognize Modine's goals can only be achieved by the retention and attraction of competent, highly skilled people and that compensation is a primary factor in retaining and attracting such people;

●	Encourage strong financial and operational performance of Modine by preserving and enhancing our shareholders' investment over time without experiencing undue risk in the process;

●	Emphasize performance-based compensation that balances rewards for short-term and long-term results for the Company;

●	Link compensation to the interests of our shareholders by using stock incentives, both stock awards and stock options;

●
Place all elements of executive compensation (base pay), annual incentives (cash bonus), and long-term incentives (stock-based) at the median of the market with the market defined by industrial companies with revenue of such companies adjusted to be comparable to that of Modine;

● Align performance incentives in the short-term with return on assets employed (ROAE) and in the long-term with earnings per share (EPS); and

● Emphasize corporate results rather than independent performance of operating units given the interdependence of the operating units.

Compensation Methodology: Modine’s executive compensation program is designed to achieve median market compensation for each executive when target goals for cash and stock incentive plans are achieved. When our targets are exceeded total compensation will exceed the market median.

Modine’s executive compensation program consists of many components including base pay, cash bonus, and stock incentives. The goals we establish within our program, though, are tailored to Modine’s culture and operational challenges. Modine provides a comprehensive executive compensation program that aligns payment with the performance of the Company. Our aim is to provide compensation that is competitive with other comparable manufacturing companies and with those companies from which we seek to attract new, highly competent employees and with which we compete to retain such employees. Compensation packages of companies in the performance peer group and others are taken into consideration in establishing executive compensation at Modine. This information is supplemented by general industry compensation information with adjustments for relative revenue.

The Committee engages an outside consultant to assist in the annual review of all elements of executive compensation: base salary; annual incentives and long-term incentive compensation. The consultant annually conducts surveys of executive compensation to determine the competitiveness of all elements of executive compensation. The Committee also seeks counsel from the consultant on trends in plan design to ensure that the Company's executives are appropriately paid in accordance with the Committee's principles. The goal is to compensate executives at the median range for all elements of compensation paid by companies to persons in substantially similar positions in a group determined by the Committee, after adjustments for relative revenue, to represent an accurate benchmark for Modine. The Committee also considers the cumulative compensation of executive officers in relation to the above-described group of companies.

Components of Compensation:

●
Base Salary: We target median or “market” base pay which is the median base salary for like positions based on broad industry surveys. A competitive base salary target is part of all salaried employees’ compensation. Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee annually reviews base salary to ensure, on the basis of responsibility and performance, that executive compensation is substantially meeting the Committee's principles. The Committee approves in advance all salary increases for the officers. In determining salary increases, the Committee reviews data presented by its outside consultant. Superior performance is recognized through above market merit increases. Individual performance is the key component in determining base salary increases.

●	Annual Incentives:

Modine Management Incentive Plan (MIP). The Management Incentive Plan is our annual cash bonus plan. One corporate financial measure is used for all participants. Using one measure fosters cooperation among our divisions and plants and keeps managers focused on the performance of the corporation overall.

The plan has a short term focus (one year) and is based on the fiscal results of the Company using the Return on Assets Employed (ROAE) measure. ROAE is determined by dividing net earnings by average net assets. Modine moved to this measure from a Return on Equity measure several years ago when we first focused on Value Based Management. ROAE drives performance by focusing the organization on asset utilization, working capital management and earnings improvement.

The plan originally included only top level managers that directly impacted the Company’s performance. We expanded this plan in the United States a few years ago to include many of our middle managers and plant management staff since they influence performance through their actions and decisions. We also use this plan globally. The top management in Europe and Asia participate in the MIP.

Overall Company performance is the key component in determining bonuses and bonus increases. The Committee believes that the focus on the Company's performance versus the performance of an individual in determining an annual bonus is appropriate given the interdependence of operations, the mobility of employees within the organization and the desire of management to attract talented people to underperforming divisions to improve performance.

Cash bonuses increase in a linear fashion with the Company's ROAE. The incentive is set at a percentage of base salary and the incentive levels are greater for more highly compensated officers to reflect the level of responsibility of the executive.

Since 2001, the Modine MIP ROAE Performance Schedule has been as follows: to earn the Threshold bonus, the Company must achieve ROAE of 4%; to earn the Target bonus, the Company must achieve ROAE of 8%; and to earn the Maximum bonus, the Company must achieve ROAE of 16%. The percentage of base pay paid as a bonus under the MIP varies based upon job responsibility with the Company having eight levels with increasing percentage of salary earned as a bonus with increasing levels of job responsibility. If the Company achieves the Threshold ROAE (4%), an initial level participant in the MIP would receive 3% of his or her salary with levels increasing to 37.5% of salary as a bonus for the CEO. If the Company achieves the Target ROAE (8%), an initial level participant in the MIP would receive 6% of his or her salary and the CEO 75% and if the Maximum ROAE (16%) is achieved, an initial level participant in the MIP would receive 12% of his or her salary and the CEO would receive 150%. For ROAE between the Threshold and the Maximum, the percentage of salary that may be earned as a bonus increases with each 100th% change in ROAE. For the 2005 fiscal year the Committee determined that participants in the 2002 Incentive Plan would receive the Target level of awards in the event that earnings per share were $1.50.

●	Long-Term Incentive Compensation:

Long Term Incentive Plans are used to attract, retain and motivate key employees that directly impact the performance of the Company. These plans are intended to reward performance over a period greater than one year. These plans are typically stock based plans so that stock price directly impacts the amount of compensation the executive receives.

There are two levels of Long Term Incentive Plan participation. Top managers are eligible to participate in the Stock Option component of the program. Officers and key executives participate in the Stock Option component, Retention Restricted Stock component and the Performance Stock component of the Plan.

➢
Top Managers Plan. Under the Top Managers Plan, the Committee awards stock options based on the competitive long term incentive value for the position (for example an operations manager will receive a greater number than a plant manager) and the stock price at the time of grant.

➢
Officers and Key Executives Plan. In fiscal 2005, the Long Term Incentive Plan for Officers and Key Executives was administered with the number of options and restricted stock awards available for grant fixed or pre-determined based on position.

The following describes the types of incentive awards granted in fiscal 2005:

➢
Stock Options: Stock options have an exercise price equal to the fair market value of the common stock on the date of grant, are immediately exercisable after one year of service with the Company (therefore, for an employee who has been employed by the Company for at least one year, the option is immediately exercisable) and have a term of ten years from the date of grant.

Individual stock option grants are determined based upon the Committee's subjective assessment of individual performance, contribution and potential. The Committee determines the number of shares of stock that will be subject to an option grant based upon many factors, including the Company's and the individual's performance, previous grants of stock options and awards and the competitive market for long-term compensation.

➢
Restricted Stock Awards: The Committee grants awards of common stock, at no cost to the employee, for retention and to reward performance. The Committee selects a target number of shares that relates to market competitive pay for each participant. A retention increment equal to one-third of the target is granted in January. The performance portion, earned on the basis of EPS, is granted in May following the end of the fiscal year in addition to the retention portion so that the participant receives a restricted stock award upon the Company achieving pre-determined EPS. An executive officer may receive stock awards ranging from one-third of his or her Target award to 150% of his or her Target award. The shares vest in 20% increments over five years.

For fiscal 2005, the performance schedule for the issuance of Restricted Stock Awards was as follows: to earn the Threshold number of stock awards the Company’s EPS must be $1.20; to earn the Target number of stock awards, the Company’s EPS must be $1.50 and to earn the Maximum number of stock awards, the Company’s EPS must be $1.75. The Company’s EPS for fiscal 2005 was $1.79 so participants in the plan received the Maximum number of Restricted Stock Awards.

Other Discretionary Bonuses

The Committee, at its October 2004 meeting, approved a request from the CEO to grant shares of unrestricted stock to certain employees (officers and non-officers) in recognition of their performance. Messrs Richardson and Rulseh, two of the Named Executive Officers, each received a grant of 1,000 shares of unrestricted stock.

Benefit Plans for Highly Compensated Employees

In addition to the employee benefits applicable to employees in general, more highly compensated employees of Modine are eligible to participate in the Deferred Compensation Plan and an Executive Supplemental Retirement Plan.

Deferred Compensation Plan: The Deferred Compensation Plan is a non-qualified plan. It allows an employee to defer salary in an amount that exceeds the statutory limitations applicable to 401(k) plans. For the 2004 calendar year, an employee could contribute no more than $13,000 to a 401(k) plan. The Deferred Compensation Plan allows a highly compensated employee to defer an amount of salary that exceeds $13,000 but in no event can the deferral into the Deferred Compensation Plan exceed 10% of base salary. Salary deferred pursuant to the Deferred Compensation Plan is placed into a rabbi trust that is invested by the committee administering the plan. Payments out of the Deferred Compensation Plan are deferred until termination of service or retirement.

Executive Supplemental Retirement Plan (“SERP”): The SERP is a non-qualified pension plan. The SERP supplements the Company’s qualified pension plan by allowing salary and bonus that is in excess of statutory limits to be taken into account in determining pension benefits payable to an employee.

Chief Executive Compensation

The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Rayburn's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company. For fiscal 2005, the Chief Executive Officer's compensation components were:

Base Salary: The Committee evaluated Mr. Rayburn's individual performance during fiscal 2005 based on certain criteria. These criteria included the following: the qualities of leadership, ability to instill confidence in others, the ability to inspire confidence from others, development of Modine's long-term strategic plan and annual goals and objectives, development of an effective senior management team and provision for management succession, effective communications with stakeholders and his relationship with the Board. As a result of this evaluation and comparison with compensation norms, Mr. Rayburn's salary, which was $625,000 for the 2005 fiscal year, increased to $675,000 effective on April 1, 2005.

Annual Incentive: As noted above, the Company’s ROAE for fiscal 2005 was 7.52% which is just short of the Target level described above. Accordingly, under the MIP formula, Mr. Rayburn earned a bonus of $440,625 representing 67.50% of his base salary.

Long-Term Incentive Awards:

Restricted Stock: Prior to the beginning of the 2005 fiscal year, the Committee set the stock award Target for Mr. Rayburn at 15,000 shares, including both retention and performance portions of the award. Mr. Rayburn's award under the terms of the plan was 22,500 shares, 150% of the Target, given the Company's results of $1.79 for earnings per share. In addition, in January 2005, the Committee determined that Mr. Rayburn’s long-term incentive compensation is substantially below market level and, to partially rectify that situation, granted Mr. Rayburn an additional 14,000 shares of restricted stock.

Stock Options. In January 2005, the Committee awarded Mr. Rayburn options to purchase 26,000 shares of Common Stock at the closing market price on the date of the award.

Changes for Fiscal 2006

Going forward, target annual long term incentive grants for each eligible position will be determined based on the competitive market value of long term incentive for the position. This value is determined by market surveys that look at competitive practice for like positions across a broad spectrum of industries. Target long term incentive will be a dollar value expressed as a percentage of base salary. Modine is continuing to move its long term incentive awards to restricted stock.

The long term incentive compensation program in fiscal 2006 will have three components:

•
Stock options - performance focused, wealth is created by the appreciation of Modine stock over time. Stock options may be exercised within a 10 year period after grant. Options will continue to be granted in January of each year.

•
Retention Restricted Stock Awards - retention focused. A portion of the award vests each year. In fiscal 2006 Modine is reducing the vesting period for future awards from five years to four years. Retention Restricted Stock Awards will continue to be granted in January of each year.

•
Performance Stock Awards - performance focused. Awards will be earned based on the attainment of corporate financial goals over a three year period and will be granted after the end of the performance period.

The grant value for each component of the long term incentive program is allocated as follows:

•	Stock Options will comprise 20% of target long term incentive dollars;

•	Restricted Stock will comprise 20% of target long term incentive dollars; and

•	Performance Stock Awards will comprise 60% of target long term incentive dollars.

The Performance Stock Award element of the program is being changed for fiscal 2006. In prior years the performance portion of restricted stock awards was earned based on achievement of the annual EPS goal which, like our bonus goal, has a one year focus. Contemporary long term incentive plans are expanding the time horizon for performance based plans. Starting with fiscal 2006, Performance Stock Awards will be earned based on performance over a three year period. Once earned, they are fully vested and will be granted immediately. Like prior years, the award amounts will vary based on performance. There will be a Threshold, Target and Maximum performance share award. The Maximum has been increased this year from 150% of target awards to 175% of target awards.

Two measures will be used to determine the Performance Stock Awards - an EPS measure and a Total Shareholder Return (TSR) measure. These two measures gauge performance relative to other companies and focus management on driving differentiation in Modine’s earnings and stock performance. The EPS goal is measured on a three year period, which ensures that management makes decisions with the intermediate term in mind versus trying to maximize a given year’s performance to the detriment of future periods.

Achievement and payout for each measure will be calculated and paid out independently of the other measure. EPS achievement is weighted at 60% of the target performance shares and TSR is weighted at 40% of the target performance shares. The EPS achievement is based on cumulative three year EPS achievement and the target is set at a cumulative EPS that reflects 10% annualized growth during the three year period. The 10% annualized EPS growth goal was set at the average EPS growth of the S&P 500 over a ten year period.

The performance measure for TSR is Modine’s performance relative to the performance of the S & P 500 over a three year period. The calculation of TSR includes both the stock price change over the three year period as well as dividends granted during the period.

A new performance period will begin each year so there will be multiple performance share periods, with separate goals, operating simultaneously.

Compliance with Internal Revenue Code Section 162(m): Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a company's CEO and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Committee believes that it is generally in the Company's best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

Respectfully submitted by the member of the Officer Nomination & Compensation Committee of the Board of Directors:
G. L. Neale Chair	M. C.Williams
R. J. Doyle	M. T. Yonker
F.W. Jones

Compensation Committee Interlocks and Insider Participation:     There are none.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of March 31, 2005 (the "Named Executive Officers"), for services rendered to the Company and its subsidiaries during fiscal 2005. Also included is compensation information for the same individuals for the fiscal years ended March 31, 2004, and March 31, 2003. Because Mr. Richardson joined the Company as Vice President and Chief Financial Officer on May 12, 2003 and was therefore not an executive officer for all periods being reported, information for Mr. Richardson is given for fiscal years 2004 and 2005.

	Annual Compensation				Long Term Compensation

					Awards
Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)(b)	Other Annual Compensation($)(c)	Restricted Stock Awards($)(d)	Securities Underlying Options (#)	All Other Compensation ($)(e)
D. B. Rayburn	2005	625,000	440,625	24,808	1,013,075	26,000	23,330
President and CEO	2004	553,333	276,667	6,050	234,540	30,000	18,360
	2003	412,414	155,313	11,763	277,315	22,400	14,319

B. C. Richardson	2005	352,000	193,990	9,915	379,785	13,900	13,645
V.P. Finance and CFO	2004	299,061(f)	200,000(f)	57,769(g)	661,924(f)	41,000(f)	9,259

C. R. Katzfey	2005	286,000	134,371	5,457	379,785	10,400	11,158
Group Vice President	2004	272,000	90,658	9,406	140,724	12,000	10,656
	2003	262,500	76,563	8,807	166,389	11,200	9,674

J. R. Rulseh	2005	273,000	156,861	3,915	379,785	10,400	7,292
Group Vice President	2004	255,500	85,158	9,431	140,724	12,000	4,841
	2003	243,000	70,875	175	163,391	11,200	7,228

K. A. Feldmann	2005	€253,000/ $327,933	€118,910/ $154,128	€36,941/ $47,882	379,785	10,400	0
Group Vice President	2004	€242,000/ $297,736(h)	€80,659/ $99,236(h)	€19,490/ $23,979(h)	140,724	12,000	0
	2003	€230,081/ $250,769(h)	€67,115/ $73,150(h)	€18,894/ $20,593(h)	142,405	11,200	0

(a) The salary amounts set forth above include amounts deferred at the Named Executive Officer's option through contributions to the Modine 401(k) Retirement Plan for Salaried Employees and the Modine Deferred Compensation Plan.

(b) The bonus amounts include amounts paid in May of the next fiscal year under the Company's Management Incentive Plan (“MIP”) attributable to the Company's performance during the then prior fiscal year. By way of example, the MIP bonus paid in May 2005 is attributable to the Company’s performance for the fiscal year ended March 31, 2005. The bonus amounts also include for Messrs. Richardson and Rulseh the market value on the date of grant of an award of 1,000 shares each of unrestricted stock which is described above in the Report of the Officer Nomination & Compensation Committee.

(c) Includes perquisites, except where the total amount of perquisites received by the Named Executive Officer was less than $50,000 or 10% of the named Executive Officers’ salary and bonus. Perquisites provided to some or all of the Named Executive Officers were as follows: estate and financial planning services; executive physical examinations and travel, meals and lodging to attend the Board of Directors meeting in May 2004 at the Company’s European headquarters in Bonlanden, Germany, as well as a tax “gross up” for the compensation attributable to such trip.

(d) The dollar values shown are based on the number of shares awarded multiplied by the closing market price of Company common stock on the date of grant. The 2005 restricted stock awards consists of awards made in January 2005 and May 2005 pursuant to the 2002 Incentive Compensation Plan (the “2002 Plan”), as follows: Mr. Rayburn - 36,500 shares; Mr. Richardson - 13,500 shares; Mr. Katzfey - 13,500 shares; Mr. Rulseh - 13,500 shares; and Mr. Feldman - 13,500 shares. The total number of restricted shares outstanding and the aggregate market value at March 31, 2005 for the Named Executive Officers were: Mr. Rayburn - 26,800 shares valued at $786,044; Mr. Richardson - 23,800 shares valued at $698,054; Mr. Katzfey - 16,160 shares valued at $473,973; Mr. Rulseh - 16,040 shares valued at $470,453; and Mr. Feldmann - 15,200 shares valued at $445,816. Dividends are paid on the restricted shares at the same time and the same rate as dividends are paid to all shareholders.

The awards under the 2002 Plan are subject to restrictions that lapse annually in fifths over a period commencing at the end of the first year from the date of grant. In the event of retirement, the shares may, if authorized by the Officer Nomination & Compensation Committee of the Board, be released at an earlier date. In the event of a change in control the share restrictions lapse.

(e) Includes employer matching contributions to the Modine 401(k) Retirement Plan for Salaried Employees (“401(k) Co. Match”) and the Modine Deferred Compensation Plan (“DC Co. Match”) and payments of premiums for disability insurance (“LTD Ins.”) and life insurance (“Life Ins.”) as follows:

Name	401(k) Co. Match	DC Co. Match	LTD Ins.	Life Ins.
Mr. Rayburn	$5,172	$15,177	$900	$1,080
Mr. Richardson	$1,279	$10,386	$900	$1,080
Mr. Katzfey	$3,210	$6,166	$856	$925
Mr. Rulseh	$5,138	$454	$817	$883
Mr. Feldman	$0	$0	$0	$0

(f) Mr. Richardson joined the Company on May 12, 2003. In connection with his joining the Company, the Company paid Mr. Richardson a hiring bonus of $75,000, guaranteed him a bonus for the fiscal year ended March 31, 2004 of $125,000 and granted him 20,000 shares of restricted common stock at no cost to him and options for the purchase of 25,000 shares of common stock with an exercise price of $21.47 per share. The restricted stock and the options were granted pursuant to the terms of the 2002 Plan.

(g) Includes $25,144 for relocation expenses (including tax gross up payments) and $26,387 for club membership (including tax gross up payments).

(h)  The salary, bonus and other annual compensation for Mr. Feldmann, who works and lives in Germany, were paid to him in Euros in the amounts shown in the table above. The amounts shown in U.S. dollars in the table above were converted from the Euro at the following exchange rates in effect at March 31 in the years indicated: 2005 - $1=0.7715€; 2004- $1=0.8128€ and 2003 - $1=0.9175€.

Stock Options

        The following table sets forth information about stock option grants during the last fiscal year to the Named Executive Officers.

Option Grants in Last Fiscal Year
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b)(c)
Name	Number of Securities Underlying Options Granted(#)(a)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	5% ($)	10% ($)
D. B. Rayburn	26,000	8.32%	31.57	1/18/2015	514,020	1,306,500
B. C. Richardson	13,900	4.45%	31.57	1/18/2015	274,664	698,475
C. R. Katzfey	10,400	3.33%	31.57	1/18/2015	205,608	522,600
J. R. Rulseh	10,400	3.33%	31.57	1/18/2015	205,608	522,500
K. A. Feldmann	10,400	3.33%	31.57	1/18/2015	205,608	522,600

(a)   Consists of incentive and non-qualified stock options to purchase shares of Modine common stock granted on January 18, 2005 pursuant to the 2002 Plan. All options granted are immediately exercisable except within the first year of employment. Up to 3,000,000 shares of common stock may be issued pursuant to grants of awards under the 2002 Plan. The ability to grant awards under the 2002 Plan expires on July 17, 2012. All options are granted at 100% of the fair market value of common stock on the date of the grant and expire no later than ten years after the date of the grant. Grants pursuant to the 2002 Plan may be made to officers and certain other employees as is determined by the Committee. Upon the exercise of an option, the optionee may pay the purchase price in cash, stock, optioned stock, or a combination thereof. The optionee may also satisfy any tax withholding obligation by using optioned stock.

(b)  The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(c)   No gain to the optionee is possible without stock price appreciation, which will benefit all shareholders commensurately.

The following table sets forth information with respect to the Named Executive Officers concerning option exercises during and the value of options outstanding at the end of the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#) (a)		Value of Unexercised In-the Money Options at FY-End ($) (a)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
D. B. Rayburn	11,000	38,060	233,400	0	928,870	0
B. C. Richardson	0	0	54,900	0	199,060	0
C. R. Katzfey	9,605	57,878	104,600	0	445,837	0
J. R. Rulseh	9,000	31,500	102,600	0	428,520	0
K. A. Feldmann	0	0	98,600	0	421,520	0

(a)   All options granted are immediately exercisable except within the first year of employment. Value is determined by subtracting the exercise price from the year-end closing price of the Company common stock and multiplying by the number of shares underlying the options.

Pension Plan Table

The Named Executive Officers participate on the same basis as other salaried employees in the non-contributory Modine Manufacturing Company Pension Plan for Non-Union Hourly-Paid Factory Employees and Salaried Employees (the "Salaried Pension Plan")(with the exception of K.A. Feldmann, who is a German citizen and receives an annual contribution of five percent of his annual base salary for his personal pension planning purposes, and an additional five percent of his annual base salary on the basis of a reinsured support fund). Because the Company's contributions to the Salaried Pension Plan are actuarially based on all eligible salaried employees and are not allocated to individual employee accounts, expenses for a specific person cannot readily be separately or individually calculated. Retirement benefits are based on an employee's earnings for the five highest consecutive of the last ten calendar years proceeding retirement and on years of service. Applicable earnings include salary, bonus, and any deferred amount under the Modine 401(k) Retirement Plan and the Deferred Compensation Plan which is approximately the same as cash compensation reported in the Summary Compensation Table, but on a calendar year rather than a fiscal year basis. A minimum of five years of service is required for the benefits to vest. The principal benefit under the Salaried Pension Plan is a lifetime monthly benefit for the joint lives of a participant and his/her spouse based on the employee's earnings and period of employment, and is not subject to offset by Social Security benefits. Employees may retire with unreduced early retirement benefits at age sixty-two or may be eligible for disability, deferred, or other early retirement benefits depending on age and years of service upon retirement or termination. In addition, an employee may elect to receive a lump-sum pension benefit if, upon retirement, the sum of the employee's age plus years of eligible service with the Company equals least 85. Furthermore, if employed on and before March 31, 2001, an employee who reaches age sixty-two and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if he/she elects not to retire at that time.

In March 2004, the Board of Directors passed a resolution that freezes credited service under the Salaried Pension Plan as of April 1, 2006. After April 1, 2006, participants in the Salaried Pension Plan will not earn additional credited service; however, changes in compensation will be considered in any pension calculation. While credited service is frozen at April 1, 2006, eligibility service for employees hired on or before December 31, 2003 continues to accrue.

The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under a combination of the Salaried Pension Plan and the Executive Supplemental Retirement Plan, a non-qualified defined benefit pension plan, at the indicated remuneration levels (average of five years' earnings).

	Representative Years of Service
Average Annual Earnings	15 Years	20 Years	25 Years	30 Years	35 Years

$350,000	$84,468	$112,624	$140,780	$168,936	$197,092
450,000	109,593	146,124	182,655	219,186	255,717
550,000	134,718	179,624	224,530	269,436	314,342
650,000	159,843	213,124	266,405	319,686	372,967
750,000	184,968	246,624	308,280	369,936	431,592
850,000	210,093	280,124	350,155	420,186	490,217
950,000	235,218	313,624	392,030	470,436	548,842
1,050,000	260,343	347,124	433,905	520,686	607,467
1,150,000	285,468	380,624	475,780	570,936	666,092
1,250,000	310,593	414,124	517,655	621,186	724,717
1,350,000	335,718	447,624	559,530	671,436	783,342
1,450,000	360,843	481,124	601,405	721,686	841,967
1,550,000	385,968	514,624	643,280	771,936	900,592

Assuming continued employment until age sixty-five, the estimated credited years of service under the Salaried Pension Plan for Messrs. Rayburn, Richardson, Katzfey, and Rulseh are 15.3, 3.1, 19.2, and 29.0 years, respectively. As stated above, the credited service under the Salaried Pension Plan will be frozen at April 1, 2006.

Pension benefits under the Salaried Pension Plan are subject to possible limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent amendments thereto. To the extent that an individual employee's retirement benefit exceeds these limits, the excess will be paid pursuant to the Executive Supplemental Retirement Plan from general operating funds of the Company.

Employees, including officers, may also qualify for long-term disability payments of approximately sixty percent of their base salary, up to a maximum of $15,000 per month, if they become disabled.

Employment Agreements, Termination and Change in Control Arrangements

The Company entered into an employment contract effective May 16, 2001 with Mr. Rayburn covering his employment for a thirty-six month term. After the effective date, the employment contract automatically and continuously extends for an additional day, unless either party gives written notice of termination to the other party, in which case the term would become a thirty-six month period beginning on the date such notice was received.

The Company is permitted to terminate Mr. Rayburn's employment contract for "Cause," as that term is defined in the contract, and Mr. Rayburn is permitted to terminate the employment contract upon the occurrence of any of the following events: failure to elect or re-elect him to the offices he holds; a significant change in the scope of his authority, duties, or reduction in compensation; a breach by the Company of any provision of the employment contract; and the liquidation, dissolution, consolidation, or merger of the Company.

In the event of a termination by the Company other than for Cause or a termination by Mr. Rayburn as described above, the Company is obligated to remit, as liquidated damages, severance pay to Mr. Rayburn an amount equal to his "Average Annual Earnings" during the term under the employment agreement. "Average Annual Earnings" means the arithmetic average of annual compensation includable in Mr. Rayburn's gross income in the five taxable years preceding the year of termination. Mr. Rayburn would continue to receive all employee benefits plus supplements to his retirement pension and 401(k) benefits designed to provide him with benefits that otherwise are reduced by statutory limitations on qualified benefit plans. In the event of disability, salary continuation would be provided at a level of one hundred percent for the first twelve months and up to sixty percent for the remainder of the employment term.

In the event of a "Change in Control," as defined in Mr. Rayburn's Change in Control Agreement and Termination Agreement, amended and restated effective May 20, 1999, at any time during the 24 months after a change in control occurs, if Mr. Rayburn is terminated without "Good Cause" or if Mr. Rayburn terminates the Agreement for any reason, a 36-month "Severance Period" would be triggered during which Mr. Rayburn would be entitled to receive an amount equal to three times the greater of: (A) the sum of his base salary and target bonus or (B) the sum of his five-year average base salary and five-year average actual bonus, payable in a lump sum within 60 days after the date of termination of employment. In addition, Mr. Rayburn would receive an amount equal to the pro-rata portion of the target bonus for the calendar year in which his employment terminated and applicable benefits and credited service for pension purposes for the 36-month period.

In the event of Mr. Rayburn’s death, such amounts would be payable to his estate. Any stock options or stock awards would immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a change in control occurred, and if payments made to Mr. Rayburn were subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Rayburn would be entitled to receive a lump sum payment, sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the additional payment.

Effective May 12, 2003, the Company entered into an employment agreement with Mr. Richardson, the terms of which are substantially identical to Mr. Rayburn's employment agreement as described above.

As of February 26, 1997, the Company entered into separate Change in Control and Termination Agreements with the Named Executive Officers and certain other key employees. These agreements were amended and restated May 20, 1999. Mr. Rayburn's agreement is described above. The Company entered into a Change in Control and Termination Agreement with Mr. Richardson dated as of May 12, 2003.

In the event of a "change in control," as defined in those Agreements, as amended and restated, certain key executives (including the Named Executive Officers other than Mr. Rayburn, whose agreement is addressed above), if terminated by the Company for any reason other than "Good Cause," or if terminated by the executive for "Good Reason" within 24-months after the change in control occurs, or if terminated by the executive for any reason during the 13th month after the change in control, will trigger a 24-month "Severance Period" during which the executive is entitled to receive an amount equal to two times the greater of: (A) the sum of the executive's base salary and target bonus or (B) the sum of the executive's five-year average base salary and five-year average actual bonus, payable in a lump sum within 60 days after the date of termination of employment. In addition, the executive would receive an amount equal to the pro-rata portion of the target bonus for the calendar year in which the executive's employment terminated and applicable benefits and credited service for pension purposes for the 24-month period.

In the event of the executive's death, such amounts will be payable to the executive's estate. Any stock option or stock awards will immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a change in control occurs, and if payments made to the executive are subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, the executive will be entitled to receive a lump-sum payment, sufficient to cover the full cost of such excise taxes and the executive's federal, state, and local income and employment taxes on the additional payment.

Performance Graph

The following graph compares the cumulative five-year total return on the Company’s common stock with similar returns on the Russell 2000® Index and the Standard & Poor’s (S&P) MidCap 400 Industrials Index, as well as with similar returns on the two indices presented in the previous year’s proxy performance graph - the S&P 500 Index and the NASDAQ U.S. Index. The graph assumes a $100 investment and reinvestment of dividends.

We have selected two new indexes because the Company’s common stock is included in both the Russell 2000® Index and the S&P MidCap 400 Index but not in the S&P 500 Index. In addition, because of its diversified thermal management market, customer and product portfolio, the Company believes its common stock should be compared more specifically with a group of U.S. industrial stocks with which it shares a common index. In October 2004, the Company’s common stock listing was moved to the New York Stock Exchange from the NASDAQ National Market. As a result, the Company has elected to replace last year’s S&P 500 Index and NASDAQ U.S. Index with the Russell 2000® Index and the S&P MidCap 400 Industrials Index in this performance graph to provide a more direct cumulative total return comparison with its common stock. In the Proxy Statement for the 2004 Annual Meeting of Shareholders, the industry index was identified as the NASDAQ Industrials Stock Index (non-financial index) but was actually the NASDAQ U.S. Index, also shown below.

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Mar00	Mar01	Mar02	Mar03	Mar04	Mar05
MODINE MANUFACTURING CO	100	106.64	115.71	65.90	117.12	134.50
RUSSELL 2000 INDEX	100	84.67	96.51	70.49	115.48	121.73
S&P MIDCAP 400 INDUSTRIALS INDEX	100	92.67	114.41	86.83	125.17	139.91
S&P 500 INDEX	100	78.32	78.51	59.07	79.82	85.16
NASDAQ U.S. INDEX	100	40.03	40.34	29.61	43.71	44.00

Certain Transactions

In the regular course of business since April 1, 2004, the Company has had transactions with corporations or other firms of which certain non-employee directors are executive officers or otherwise principally involved. Such transactions were in the ordinary course of business and at competitive prices and terms. The Company anticipates that similar transactions will occur in fiscal 2006.

Equity Compensation Plan Information

The following table sets forth required information about equity compensation plans as of March 31, 2005.

Plan Category (1)	(a) Number of shares to be issued upon exercise of outstanding options, warrants or rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of shares remaining available for future issuance (excluding securities reflected in Column (a))
Equity Compensation Plans approved by security holders (2)	2,802,365	$24.68	2,053,555

Equity Compensation Plans not approved by security holders (3)	242,000	$25.74	258,000

Total	3,044,365	$24.76	2,311,555

(1)
The referenced plans contain standard anti-dilution provisions that provide for adjustment of the number of shares covered by the plan in the event of stock dividends, stock splits or similar transactions or in the event the Company acquires an entity which has issued, and has outstanding, stock options or rights. Any such adjustments shall be made to prevent substantial dilution or enlargement of the benefits granted to, or available for, participants.

(2)
Includes the following shareholder-approved plans: 1985 Incentive Stock Plan; 1985 Stock Option Plan for Non-Employee Directors and Directors Emeriti; 1994 Incentive Compensation Plan; 2002 Incentive Compensation Plan; 1994 Stock Option Plan for Non-Employee Directors; Modine Manufacturing Company Stock Option Plan for Thermacore Employees under the DTX Corporation 1995 Stock Option Plan; and Modine Manufacturing Company Stock-Based Compensation Plan for Thermacore Employees under the DTX Corporation 1997 Plan.

(3)
Includes the 2000 Stock Option Plan for Non-Employee Directors, which was approved by the Board of Directors on May 17, 2000 and effective after June 30, 2000. Under the 2000 Plan, upon election and each re-election to the Board, a non-employee director automatically receives a grant of 6,000 non-qualified stock options for each year of his/her new term.

ITEM 2 - APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

The shareholders of the Company are being asked to approve the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors (the “Amended Directors’ Plan”), a copy of which is attached to this proxy statement as Appendix A. The changes resulting from the proposed amendment and restatement are shown with deletions indicated by strike-outs and additions indicated by underlining in Appendix A. The Amended Directors’ Plan, which was adopted by the Board of Directors on March 16, 2005 subject to shareholder approval, would give discretion to the Board or a committee of the Board to grant stock options and stock awards to non-employee directors. Currently, under the existing plan, within 30 days after election and each re-election to the Board, each non-employee director so elected or re-elected is automatically granted an option for the number of shares equal to the product of 6,000 times the number of years in the term to which such director has been so elected or re-elected. The current plan, the 2000 Stock Option Plan for Non-Employee Directors, which was implemented in 2000 does not provide for the award of shares of stock.

The Amended Directors’ Plan is designed to provide for equity-based awards consisting of stock options and shares of stock to the non-employee directors, of which the Company currently has eight, in order to promote a greater unity of interests between the directors and the other shareholders. The Amended Directors’ Plan also furthers the Company’s objective of increasing the equity-based portion of the directors’ compensation and allows the exercise of discretion to adjust the level of equity-based compensation in relation to the price of the stock. The existing plan does not allow for adjustment in the number of shares subject to the formula option grant.

The following summary description of the material terms of the Amended Directors’ Plan is not complete. Please read the Amended Directors’ Plan (attached as Appendix A) to understand all of the terms of the Amended Directors’ Plan.

Administration

The plan will be administered by the Board or by the Officer Nomination & Compensation Committee of the Board (the “Committee”). The charter of the Committee will be amended immediately after the shareholders approve the Amended Directors’ Plan to give the Committee the authority to administer director compensation, as well as officer compensation. The Board or the Committee, as appropriate, has broad authority to (1) select the directors who will receive awards at a particular time; (2) grant awards; (3) determine the number and types of awards to be granted; (4) subject to the terms of the plan, determine the terms, conditions, vesting periods and restrictions applicable to stock awards; (5) adopt, alter and repeal administrative rules and practices governing the plan; (6) interpret the terms and provisions of the plan and any awards granted under the plan; (7) prescribe the forms of any notices of awards or other instruments relating to the plan and (8) otherwise supervise the administration of the plan. All decisions, determinations and interpretations of the Board or the Committee with respect to the Amended Directors’ Plan are final and binding.

The Committee, at its meeting in March 2005, approved, subject to the approval of the Amended Directors’ Plan by the shareholders, the grant of unrestricted stock awards to the three directors elected or re-elected at the annual meeting. The Committee determined that the award for fiscal 2006 would equal $38,000 a year for each of the years in the term to which the director has been elected or re-elected. Therefore, the dollar value of the shares of unrestricted stock that each non-employee director would receive on the date of the annual meeting at which he or she is elected or re-elected is $114,000. The number of shares of unrestricted stock would equal $114,000 divided by the closing market price of the Company’s common stock on the date of award.

Eligibility

Any member of the Board of Directors who is not an employee or officer of the Company or any subsidiary of the Company is eligible to participate in the Amended Directors’ Plan.

Stock Option Awards

Stock options will consist of nonqualified stock options to purchase shares of the Company’s common stock. The Committee will, among other things, establish the number of shares subject to the option, the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price will not be less than the closing market price of the Company’s common stock on the date of the grant. A stock option may be exercised in whole at any time or in part from time to time. On June 7, 2005, the closing price of Company common stock on the New York Stock Exchange was $30.98 per share.

Stock Awards

The Board or the Committee, as applicable, has broad discretionary authority to set the terms of awards of stock under the Amended Directors’ Plan. Shares granted under the Amended Directors’ Plan may or may not be subject to restrictions as determined by the Committee. Participants will receive all dividends on, and will have all voting rights with respect to, such shares.

Shares Available

There were originally 500,000 shares of Company common stock reserved for issuance under the 2000 Directors’ Plan and 258,000 shares remain available for the grant of awards under the Amended Directors’ Plan. Management does not propose any change to the number of shares available for the grant of awards under the Amended Directors’ Plan. Shares subject to awards that lapse become available again for award under the plan.

Adjustments and Change in Control

In the event the Company at any time changes the number of issued shares of common stock without new consideration to the Company (by way of stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under the Amended Directors’ Plan and the number of shares covered by each outstanding award will be adjusted so that the aggregate consideration payable to the Company, if any, and the intrinsic value of each such award will not be changed.

Awards may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the common stock resulting from the reorganization, sale, merger, consolidation, dissolution, liquidation, changes in control or similar occurrences.

Term

The term of the Amended Directors’ Plan expires on May 16, 2010. No award may be granted after that date. No award made under the Amended Directors’ Plan may have a term of more than ten years from the date of grant or award and an award will terminate no later than three years after termination of director status for any reason other than death.

Amendment

The Board or the Committee may amend, alter or discontinue the Amended Directors’ Plan but no such action may be made that will impair prior grants or rights of a director without his or her consent or, if material, be made without shareholder approval.

Federal Income Tax Consequences Relating to the Plan

The following is a brief summary of the Company’s understanding of the principal federal income tax consequences of grants made under the Amended Directors’ Plan based upon the applicable provisions of the Internal Revenue Code in effect on the date hereof.

Nonqualified Stock Options: An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option; however, upon its exercise, the optionee will recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price. On a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option. The Company will be entitled to a deduction for federal income tax purposes at the time and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of a nonqualified stock option.

Stock Awards: The fair market value of the stock will constitute ordinary income to the participant. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation received by the participant.

Accounting Treatment of Options

Under existing accounting rules, the Company incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of Company common stock on the date of grant. However, in the footnotes to the Company’s annual financial statements, the Company sets forth pro forma net income and earnings per share smounts which are calculated as if the Company had elected to recognize compensation expense equal to the fair value of the option on the grant date based on the Black-Scholes option pricing model. On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FAS 123(R), to be known as Share-Based Payment. The new standard will require companies to recognize compensation cost for stock options and other stock-based awards based on their fair value, generally measured at the date of grant. Under the amended compliance dates adopted by the SEC, the Company is required to adopt FAS 123(R) in the first fiscal quarter beginning after April 1, 2006.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote thereon, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal; broker non-votes will have no effect on the outcome of the voting on this proposal so long as enough votes are cast to satisfy the 50% requirement.

Consequence of a Negative Vote

In the event that the shareholders do not approve the Amended and Restated 2000 Incentive Stock Plan for Non-Employee Directors, the 2000 Stock Option Plan for Non-Employee Directors would continue in effect in accordance with its current terms and the directors elected or re-elected at the 2005 Annual Meeting will receive stock options for 6,000 shares for each year of the term to which he or she is elected.

The Board of Directors unanimously recommends a vote FOR the approval of the Amended Directors’ Plan.

New Incentive Plan Benefits

NEW PLAN BENEFITS
Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors
The table below identifies anticipated grants to be made under the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors for fiscal 2006, if the Amended Directors’ Plan is approved.

Name and Position	Dollar Value ($)(a)	Number of Shares of Stock

D. B. Rayburn	0	0
B. C. Richardson	0	0
C. R. Katzfey	0	0
J. R. Rulseh	0	0
K. A. Feldman	0	0
Executive Group	0	0
F. P. Incropera	114,000	(b)
V. L. Martin	114,000	(b)
M. L. Williams	114,000	(b)
F. W. Jones	0	0
D. J. Kuester	0	0
M. T. Yonker	0	0
R. J. Doyle	0	0
G. L. Neale	0	0
Executive Group	0	0
Non-Executive Officer Employee Group	342,0000	(b)

(a)
An award under the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors would be made at the time of election or re-election to the Board and would, therefore, cover a three year period.

(b)	The number of shares awarded shall be equal to $114,000 divided by the closing market price of the Company’s common stock on the date of grant.

ITEM 3. - APPROVAL OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

Background of Proposal

The Board of Directors approved and proposed for adoption by the shareholders Amended and Restated Articles of Incorporation.

The purposes of the amendment and restatement are:

•	to remove unnecessary and outdated references regarding the Company’s purpose (Article III);

•	to update the description of capital stock (Article IV);

•	to delete the business combination restrictions in the Restated Articles of Incorporation and rely upon those in the Wisconsin Business Corporation Law (“WBCL”)(Article VII);

•	to expressly state in the Amended and Restated Articles of Incorporation the shareholder vote required for certain actions under the provisions of the WBCL applicable to the Company (Article VII); and

•	to eliminate the designation of the Series A Preferred Stock.

If this proposal is adopted, the Amended and Restated Articles of Incorporation will not significantly expand or contract the rights of shareholders as they currently exist under the WBCL and the Company’s current Restated Articles of Incorporation.

Purpose and Effect of the Amendments

As part of its overall review of the Company’s corporate governance practices, the Board has reviewed and evaluated its corporate governance documents, including the Restated Articles of Incorporation. The substance of the Company’s Restated Articles of Incorporation has largely been left unchanged since last restated on July 17, 1969. Since that date, the Company has undergone a number of significant corporate changes, and the WBCL, under which the Company is organized, was thoroughly revised and updated effective as of January 1, 1991. In general, the revised WBCL applies to any Wisconsin corporation with capital stock, regardless of when the corporation was organized. Under the revised WBCL, statutory provisions concerning certain matters remained essentially unaltered, and as to other matters were updated to provide additional flexibility. The revised WBCL grandfathered certain other provisions. Modine was incorporated in Wisconsin in 1916 and, therefore, was grandfathered under these provisions of the revised WBCL. The Board now seeks shareholder approval for its Amended and Restated Articles of Incorporation to remove unnecessary and outdated references and to conform the articles to certain provisions of the WBCL.

If this proposal is adopted, the Amended and Restated Articles of Incorporation will be as set forth in Appendix B to this proxy statement. The changes resulting from the proposed amendment and restatement are shown with deletions indicated by strike-outs and additions indicated by underlining in Appendix B. If adopted, the Amended and Restated Articles of Incorporation will become effective upon filing with the Wisconsin Department of Financial Institutions, which the Company would do promptly after the annual meeting. If the shareholders approve the proposal, at the Board meeting following the annual meeting the Board will consider amendments to the Company’s Restated Bylaws that would, among other things, make the Restated Bylaws consistent with the Amended and Restated Articles of Incorporation.

The proposed changes relate primarily to: Article III, Purpose; Article IV, Description of Common Stock; and Article VII, Shareholder Vote Requirement for Certain Actions.

Proposed Changes:

Article III. Purpose

The changes contained in Article III delete references relating to the specific purposes and conduct of Modine’s business and eliminate unnecessary, obsolete, and possibly restrictive provisions regarding the issuance of debt and the repurchase of stock.

Article IV. Description of Capital Stock

The proposed changes in Article IV provide the Board with greater flexibility in establishing the terms of a series of preferred stock, as permitted by the WBCL. For example, the proposed changes would permit the Board to issue a series of preferred stock with voting rights that are different from another series of preferred stock.

Article VII. Shareholder Vote Required for Certain Actions

Deletion of Business Combination Restrictions

The proposed changes to Article VII delete the business combination restrictions contained in the Restated Articles of Incorporation that were adopted prior to the enactment of certain anti-takeover statutes included in the WBCL. The WBCL now contains several provisions that may have the effect of discouraging certain takeover proposals or business combinations with respect to a “resident domestic corporation,” such as Modine. These provisions, which apply to Modine now, include: (i) limiting the voting power of shareholders who own more than 20% of a company’s stock (§180.1150); (ii) requiring a supermajority vote of shareholders, in addition to any vote otherwise required, to approve business combinations with a 10% shareholder not meeting adequacy of price standards (§§180.1130-33); (iii) limiting actions that can be taken while a takeover offer is being made or after a takeover offer has been publicly announced (§180.1134); and (iv) prohibiting a business combination between a company and a 10% shareholder for a period of three years, unless the combination or the acquisition of the 10% interest was approved by the Board of Directors prior to the time the shareholder became a 10% or greater beneficial owner of shares. Following this period, the WBCL permits a business combination with an interested stockholder only if:

•	The board of directors approved the acquisition of the stock prior to the acquisition date;

•	The business combination is approved by a majority of the outstanding voting shares not beneficially owned by the interested stockholder;

•	The consideration to be received by stockholders meets statutory fair price and form requirements; or

•	The business combination is of a type specifically excluded from the coverage of the statute. (§§180.1140-44).

Under the WBCL, a “resident domestic corporation” is defined as a Wisconsin corporation that has a class of voting stock registered under Section 12 of the Securities Exchange Act of 1934 that, as of the stock acquisition date in question, has: (i) its principal offices located in Wisconsin; (ii) significant business operations located in Wisconsin; (iii) more than 10% of the holders of record of its stock who are residents of Wisconsin; or (iv) more than 10% of its shares held of record by residents of Wisconsin. Modine meets the statutory definition of a resident domestic corporation (because it is a publicly held Wisconsin corporation with its principal offices located in Wisconsin). Therefore, the provisions contained in Article VII of the Restated Articles of Incorporation are not necessary since the statutory takeover protections will apply automatically to Modine as long as it meets the definition of a resident domestic corporation.

Existing Supermajority Voting Provisions

Under the grandfathering provisions of the WBCL, a two-thirds shareholder vote requirement for certain fundamental corporate transactions is applicable to corporations organized before January 1, 1973, such as Modine, that have not amended their articles to elect otherwise. The proposed changes to Article VII would expressly set forth the grandfathered statutory two-thirds shareholder vote requirements applicable to Modine for fundamental corporate transactions, such as:

•	amendments to the articles of incorporation;

•	mergers and share exchanges;

•	sales of assets;

•	dissolution of the corporation, and

•	revocation of dissolution.

Proposed Article VII would amend the Restated Articles of Incorporation by expressly reflecting and retaining the grandfathered statutory two-thirds shareholder vote requirement applicable to Modine for these actions, and not adopt the lower statutory majority vote, standard for these fundamental transactions that applies to corporations that are not so grandfathered and do not adopt a greater vote requirement.

Additionally, the proposed changes to Article VII include a provision that certain Bylaw provisions (removal of a director from office or amending provisions of the Bylaws) may require a greater shareholder vote than is otherwise required by the WBCL or the Restated Articles. Such Bylaw provisions, unless grandfathered as Modine’s are now, must be authorized by the articles of incorporation. Since Modine is amending its Restated Articles of Incorporation, it is appropriate to include such authority in the Amended and Restated Articles of Incorporation to eliminate any doubt regarding the validity of such provisions.

Although these shareholder voting requirements need not be officially preserved in the Amended and Restated Articles of Incorporation since they are grandfathered under applicable law, the Board of Directors believes that setting forth these rights in the Amended and Restated Articles of Incorporation is advisable because it puts interested parties on notice of such rights and will avoid uncertainty and confusion about the applicable voting requirements in the future.

Eliminate the Designation of the Series A Preferred Stock

The Amended and Restated Articles of Incorporation would also remove the designation of the 76,000 shares of Series A Preferred Stock relating to Modine’s former shareholder rights agreement, terminated by the Board on July 17, 2002. The change would delete an obsolete series designation and restore the shares to authorized but unissued shares of Preferred Stock.

Summary Comparison of Proposed Changes to Restated Articles of Incorporation

Article	Proposed Change	Reasons for Changes
Article III - Purpose	Remove references to the specific purposes and conduct of Modine’s business.	Change would eliminate unnecessary, obsolete and possibly restrictive provisions regarding the issuance of debt and the repurchase of stock.
Article IV - Description of Capital Stock	Remove restrictions relating to the establishment of the terms of series of preferred stock.	The WBCL provides greater flexibility in establishing the terms of a series of preferred stock than is currently provided for in the Restated Articles of Incorporation.
Article VII - Shareholder Vote Required for Certain Actions	Delete the business combination restrictions contained in the Restated Articles of Incorporation.
The WBCL contains provisions that have the effect of discouraging certain takeover proposals or business combinations.

The business combination restrictions contained in the Restated Articles of Incorporation were adopted prior to the enactment of certain anti-takeover statutes included in the WBCL.

The provisions in the Restated Articles of Incorporation may conflict with the provisions of the current WBCL.

Article VII - Shareholder Vote Required for Certain Actions	Expressly retain two-thirds shareholder vote requirement applicable to Modine for fundamental corporate transactions, such as article amendments, mergers and share exchanges.
Under WBCL statutory grandfathering provisions, two-thirds vote requirement remains even if not stated in articles, unless and until changed by amendment to articles.

Provides public notice of vote requirement.

Provides certainty as to the vote required.

Article VII - Shareholder Vote Required for Certain Actions	Authorize certain bylaw provisions to require a greater shareholder vote than is otherwise required by the WBCL or the Amended and Restated Articles of Incorporation.
Certain provisions in Modine’s Bylaws contain greater shareholder vote requirements than currently provided in the WBCL.

Although grandfathered until amended, the WBCL now requires authorization in the articles of incorporation for such bylaw provisions.

Provides certainty as to continuing validity of such bylaw provisions.

Eliminate the Designation of the Series A Preferred Stock	Remove the designation of the 76,000 shares of Series A Preferred Stock relating to Modine’s former shareholder rights agreement.	Delete an obsolete series designation and restore the shares to authorized but unissued shares of Preferred Stock.

Required Vote

Approval of this proposal requires the affirmative vote of at least two-thirds (66 2/3%) of the shares of the Company’s common stock outstanding as of the Record Date and entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated Articles of Incorporation.

ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2006 to audit the consolidated financial statements of the Company. PricewaterhouseCoopers LLP has been the Company's independent certified public accountants since 1935. Before the Audit Committee selected PricewaterhouseCoopers LLP, it carefully considered the qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.

At the 2004 Annual Meeting, the Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company to audit the consolidated financial statements of the Company for the next three fiscal years. However, the Board of Directors has since determined to give the shareholders the opportunity to ratify the appointment of the Company’s auditors on an annual basis.

If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of our independent auditors will be reconsidered by the Audit Committee. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote thereon, provided a quorum is present. Abstentions will have the same effect as a vote against this proposal.

If, prior to the 2005 Annual Meeting, PricewaterhouseCoopers LLP shall decline to act or its engagement shall be otherwise discontinued by the Board, the Board will appoint other independent auditors whose engagement for any period subsequent to the meeting will be subject to ratification by the shareholders at the 2005 Annual Meeting.

Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2005 and 2004 are described under Fees to Independent Auditors for Fiscal 2005 and 2004 below.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2005 Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions after the meeting.

The Board recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

INDEPENDENT AUDITORS’ FEES FOR FISCAL 2005 AND 2004

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal years ended March 31, 2005 and
March 31, 2004 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. Certain amounts for fiscal 2004 have been reclassified to conform to the fiscal 2005 presentation.

		(Amount in thousands)

	Fiscal 2005	Fiscal 2004

Audit Fees (a):	$2,757.9	$ 827.6
Audit-Related Fees (b):	$ -	$ 303.6
Tax Fees (c):	$ 294.0	$ 335.1
All Other Fees (d):	$ 20.3	$ 5.8
Total	$3,072.3	$1,482.1

(a)   Audit Fees: Fees for professional services performed by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements included in the Company's Form 10-K filings and review of financial statements included in Form 10-Qs, for the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, for the attestation of management’s report on the effectiveness of internal control over financial reporting (the 2004 Sarbanes-Oxley Section 404 attestation), and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)   Audit-Related Fees: Fees for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and review of the Company's documentation of internal control over financial reporting and advisory services for purposes of complying with Section 404 of the Sarbanes-Oxley Act of 2002. This amount also includes reviews of employee benefit and compensation plans, attestations by PricewaterhouseCoopers LLP that are not required by statute or regulation, and consulting on financial accounting/reporting standards.

(c)   Tax Fees: Fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice, and tax planning. This includes preparation of original and amended returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from "Audit-Related" items.

(d)   All Other Fees: Fees for assistance related to services performed for the Company in response to a U.S. Customs inquiry for a NAFTA certificate of origin verification. Fees for assistance related to services performed for the Company in response to a U.S. Customs inquiry for a NAFTA certificate of origin verification.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Company's financial statements were at all times compatible with maintaining PricewaterhouseCoopers LLP’s' independence.

Pre-Approval Policy

Consistent with the rules of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of, the independent auditor. In recognition of this responsibility, the Audit Committee has included in its charter that it will pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor. Alternatively, the Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. No fees were paid to the independent auditor pursuant to the "de minimis" exception to the foregoing pre-approval policy permitted under the Securities Exchange Act of 1934 and the SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of Modine and derivative securities of Modine with the SEC Those “reporting persons” are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of those filings and other information furnished by the reporting persons, we believe that all of the Company's reporting persons complied during fiscal 2005 with the reporting requirements of Section 16(a) of the Exchange Act with the exception of Mr. Richardson, Mr. Rulseh and Ms. Kelsey, each of whom, as a result of a communication error, inadvertently filed one report on Form 4 one day late (October 22, 2004) reporting the award of performance-based shares.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the 2005 Annual Meeting. Should any additional matters come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

Shareholder Proposals for 2006

Shareholder proposals for the 2006 Annual Meeting of Shareholders of the Company must be received no later than February 10, 2006 at the Company's principal executive office, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403, directed to the attention of the Corporate Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the proxy rules of the SEC. Written notice of shareholders proposals for the 2006 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in next year's annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no later than April 26, 2006 at such offices, directed to the attention of the Corporate Secretary.

Annual Report

A copy of the Company's Annual Report for the fiscal year ended March 31, 2005 has been provided with this Proxy Statement. The Company will provide to any shareholder, without charge, upon written request of such shareholder, a copy of the Company's Form 10-K (without exhibits). Such requests should be addressed to: Director of Shareholder Relations, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin, 53403-2552. A copy of the Company's Form 10-K will be available on our website at www.modine.com after it is filed with the SEC.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

D. R. ZAKOS, Secretary

Appendix A

Material to be deleted from the existing 2000 Stock Option Plan for Non-Employee Directors is shown as ~~struck through~~, and material to be added is shown as double underlined on the paper version of this proxy statement, however, it only shows as single underlined on the electronic version.

MODINE MANUFACTURING COMPANY
2000 STOCK ~~OPTION~~INCENTIVEPLAN FOR NON-EMPLOYEE DIRECTORS
Amended and Restated as of March 16, 2005

1. ~~PURPOSE~~Purpose. The Modine Manufacturing Company 2000 Stock ~~Option~~Incentive Plan for Non-Employee Directors as amended and restated as of March 16, 2005(the ~~"~~“Directors~~'~~’ Plan~~"~~”) is intended to promote the interests of Modine Manufacturing Company (the ~~"~~“Company~~"~~”) and its ~~stockholders~~shareholdersby providing ~~potential~~equity-based compensation as described herein(“Awards”)for the non-employee members of the Company's Board of Directors(the “Directors”), thereby assisting the Company in its efforts to attract and retain well qualified individuals to serve as its directors. ~~Options granted under the Directors' Plan are intended to be of a type that does not meet all of the requirements of Section 422A of the Internal Revenue Code of 1986 as heretofore and hereafter amended, and the Directors' Plan shall be construed so as to carry out that intention.~~
~~2. ADMINISTRATION.~~
2. Administration.

(a) Procedure; Disinterested Directors. The Board will administer the Directors’Plan; provided, however, that the Board may appoint ~~a committee (the "~~the Officer Nomination & CompensationCommittee~~") of two (2) or more directors~~of the Board (the“Committee”) to administer the Directors’Plan if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the ~~"Exchange Act").~~ “Exchange Act”), and such Committee is constituted in such a manner that satisfies all applicable legal requirements including an independence standard contained in the listing requirements of the New York Stock Exchange. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Directors’ Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

(b) Powers. Subject to the provisions of the Directors’ Plan, the Board or Committee shall have the authority, in its discretion, to (i) select the Directors who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to Directors; (iv) subject to the terms of the Directors’ Plan, determine the terms, conditions, vesting periods and restrictions applicable to Awards; (v) adopt, alter and repeal administrative rules and practices governing the Directors’ Plan; (vi) interpret the terms and provisions of the Directors’ Plan and any Awards granted under the Directors’ Plan; (vii) prescribe the forms of any notices of Awards or other instruments relating to Awards; and (viii) otherwise supervise the administration of the Directors’ Plan.

~~(b)~~ Powers~~. Grants of Options under the Plan and the amount, price, and timing of the awards to be granted will be automatic as described in Section 5. However, all questions of interpretation of the Plan will be determined by the Board or the Committee, as applicable, and such determination will be final and binding upon all parties.~~
(c) Determinations and Interpretations. All determinations and interpretations pursuant to the provisions of the Directors’ Plan shall be binding and conclusive upon the individual Director involved and all persons claiming under them.

~~(c)~~(d) Section 16 Compliance. Transactions under ~~this~~theDirectors~~'~~’ Plan are intended to comply with all applicable conditions of Rule 16b-~~3 or its successors under the Exchange Act.~~3. To the extent any provision of the Directors~~'~~’ Plan orany action by the ~~Board or Committee fails to so comply, it~~Committee under the Directors’ Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision oraction cannot be amended to effect such compliance, such provision or actionshall be deemed null and void, to the extent permitted by law and deemed advisable by the ~~Board or Committee. In addition, to the extent a participant (who is also a Reporting Person under Rule 16b-3 or its successors) engages in an opposite way transaction that jeopardizes the exemption, it shall be deemed null and void.~~appropriate authority. Each Award to a Director under the Directors’ Plan shall be deemed issued subject to the foregoing qualification.

(e) Form of Award. Except as otherwise provided herein, a particular form of Award may be granted to a Director either alone or in addition to other Awards hereunder. The provisions of particular forms of Award need not be the same with respect to each recipient.

(f) Delegation. To the extent permitted by law, the Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause the Directors’ Plan or any Awards granted under the Directors’ Plan to fail to qualify for the exemption provided by Rule 16b-3 or violate any independence standard contained in the New York Stock Exchange listing requirements.

(g) Governing Law. The Directors’ Plan and all action taken under it shall be governed by the laws of the State of Wisconsin without giving effect to the principles of conflict of laws thereof.

(h) Electronic Signature. The Committee may permit or require any Director to exercise any Stock Option by means of electronic signature.

3. ~~PARTICIPANTS~~Directors. Participants shall consist of all present or future directors of the Company who are not employees of the Companyor any subsidiary of the Company.

~~4. SHARES RESERVED UNDER THE DIRECTORS' PLAN~~4. Shares Reserved. There is hereby reserved for issuance under the Directors~~'~~’ Plan an aggregate of ~~five hundred thousand~~Five Hundred Thousand (500,000) shares of Common Stock(except as supplementedhereinafter provided in Section 8), $0.625 par value, which may be ~~newly-issued,~~ authorized but ~~heretofore~~ unissued shares or shares reacquired by the Company~~, including~~orshares purchased on the open marketfor the purposes of the Directors’ Plan. Any shares subject to ~~Directors' Stock Options~~the Awards as described hereinafteror issued under such ~~options~~Awards may thereafter be subject to new ~~options~~Awardsunder ~~this~~the Directors~~'~~’ Plan~~,~~ if there is a lapse, expiration or termination of any such ~~options~~Awards prior to issuance of the shares or payment of the equivalent orif shares are issued under such ~~options~~Awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof; provided, however, issued shares reacquired by the Company may only be subject to new Awards if the Director received no benefit of ownership from the shares, except the receipt of dividends.
~~5. NUMBER OF SHARES TO BE GRANTED EACH ELIGIBLE DIRECTOR; EXERCISE.~~
5. Awards.

(a) Types of Awards. Awards under the Directors’ Plan may be granted in any one or a combination of:

~~(a)~~ Automatic Grant~~. Within thirty (30) days after election or re-election to the Board of Directors by the Company's stockholders, each director so elected or re-elected shall be automatically granted an option for that number of shares equal to the multiple of six thousand (6,000) and the number of years in the term to which he has been elected to the Company's Board of Directors.~~
(1) Stock Options.

~~(i) On the effective date of the Directors' Plan, there shall be a one-time immediate option grant to Participants elected or re-elected as directors in 1999 of two thousand (2,000) shares and to Participants elected or re-elected in 1998 of one thousand (1,000) shares.~~
(i) Nonqualified Stock Options. One or more Stock Options may be granted to any Director. Each Stock Option so granted shall be subject to such terms and conditions as the Committee imposes. Stock Options granted under the Directors' Plan are intended to be of a type that do not meet all of the requirements of Section 422A of the Internal Revenue Code of 1986 as heretofore and hereafter amended, and the Directors' Plan shall be construed so as to carry out that intention.

     (~~b~~ii) Exercise. ~~An option~~A Stock Option may be exercised in whole at any time or in part from time to time.

~~(c)~~ Written Agreement~~. Each option shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Directors' Plan and applicable law, and which shall be signed by one or more designated members of the Board or Committee and the non-employee director~~  (iii) Price; Term.  ~~6. OPTION PRICE; TERM. Directors'~~ Stock Options shall consist of options to purchase shares of Common Stock at purchase prices not less than 100 percent of the fair market value of the shares on the date the option is granted. The fair market value per share shall be the closing price per share of the Common Stock ~~on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on the date of grant~~as reported onthe New York Stock Exchange - Composite Transactions on the date of grant, or if no shares are traded on that date, the next preceding dateon which trading occurred. If the Common Stock ceases to be listed on the ~~NASDAQ National Market System~~New York Stock Exchange, the Board shall designate an alternative method of determining the fair market value of the Common Stock. Such ~~options~~Stock Options will be exercisable not later than ten years after the date they are granted and will terminate no later than three years after termination of director status for any reason, other than death.

(2) Shares of Stock.

(i) Terms. Shares of Stock will consist of shares of Common Stock that are transferred to the Director. In the discretion of the Board or Committee, the stock awards may carry restrictions such as a prohibition against disposition or an option to repurchase upon the happening of certain events, including termination of Board service, and may be subject to a substantial risk of forfeiture. Shares of Stock may be granted to the Director at no charge, or they may be sold to the Director. Restrictions, if any, on the shares of stock may lapse over a period of time. As the restrictions, if any, lapse, the Director has unrestricted shares that then may be sold or transferred. If, however, the restrictions are violated prior to their lapse, those shares still subject to such restrictions are forfeited by the Director, and must be returned to the Company.

(ii) Evidence of Award. Any shares of Common Stock issued hereunder may be evidenced in such manner as the Board or Committee may determine in its sole discretion deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(b) Written Agreement. Each Award will be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Directors' Plan and applicable law, and which shall be signed by one or more designated members of the Board or Committee and the Director.

~~7. FORM OF PAYMENT~~6. Forms of Payment. Payments required upon a particular exercise of ~~Directors'~~ Stock Options under the Directors~~'~~’ Plan may be made in the form of (a) cash; (b) Company Stock; (c) a combination of Company Stock and cash; or (d) such other forms or means ~~which~~thatthe Board or Committee ~~shall determine~~determinesat its discretion and in such manner as is consistent with the Directors' Plan's purpose and applicable Internal Revenue Service, Securities Exchange Commission, or other laws or regulations.

~~8. WITHHOLDING TAXES~~7. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the ~~Participant~~Director for federal income tax purposes with respect to any ~~exercise of any Stock Option~~Award granted under the Directors’Plan, the ~~participant~~Directorshall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is received ~~upon the exercise~~as part of the ~~Stock Option~~Award that gives rise to the withholding requirement. The obligations of the Company under the Directors’Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the ~~participant~~Director. The Board or Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections or the timing of the use of Common Stock, for the settlement of its withholding obligations.

~~9. ADJUSTMENT PROVISIONS.~~
8. Adjustment Provisions.

(a) Changes in Capitalization. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under ~~this~~the Directors' Plan and the number of shares covered by each outstanding ~~Director's Stock Option shall~~Award will be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such ~~option shall~~Award will not be changed.

(b) Reorganizations, sale, etc. ~~Directors' Stock Options~~Awardsmay also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation,change in control or similar occurrences.

~~10. NONTRANSFERABILITY. Each Director's Stock Option~~9. Nontransferability. Awards (other than non-qualified stock options) granted under the Directors~~'~~’ Plan ~~to a participant~~ shall not be transferable by ~~him~~the Director otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and shall be exercisable, during ~~his lifetime, only by him~~the Director'slifetime, only by the Director; non-qualified stock options granted under the Directors’ Plan to a Director may be assignable or transferableby the Director to or for the benefit of a member of the Director's family. In the event of the death of a ~~participant~~Directorprior to the termination of any ~~Director's Stock Options~~Awardheld by ~~him~~the Director hereunder, each ~~Director's Stock Option~~Award theretofore granted to ~~him~~the Director shall be exercisableor payable to the extent provided therein but not later than one year after ~~his~~the Director's death (and not beyond the stated duration of the ~~Director's Stock Option~~Award). Any such exercise or paymentshall be made only:

(a) By or tothe executor or administrator of the estate of the deceased ~~participant~~ Directoror the person or persons to whom the deceased ~~participant~~Director's rights under the ~~Director's Stock Option~~Award shall pass by will or the laws of descent and distribution; and

(b) To the extent, if any, that the deceased ~~participant~~Director was entitled at the date of ~~his~~the Director'sdeath.

~~11. OTHER PROVISIONS. The award of any Director's Stock Option under the Directors' Plan may also be subject to such other provisions (whether or not applicable to the Director's Stock Option awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Directors' Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restriction on resale or other disposition of shares acquired under Directors' Stock Options, provisions giving the Company the right to repurchase shares acquired under Directors' Stock Options in the event the participant elects to dispose of such shares, provisions to comply with federal and state tax or securities laws, or understandings or conditions as to the length of the participant's term as a director in addition to those specifically provided for under the Directors' Plan. 12. TENURE. A participant~~10. Tenure. A Director's right, if any, to continue to serve the Company as a director shall not be enlarged or otherwise affected by his or herdesignation as a participant under the Directors' Plan.

~~13. TERM; TERMINATION; AMENDMENTS.~~
11. Term; Termination; and Amendments.

(a) Term. No ~~Director's Stock Option shall~~Award may be granted more than ten years after the date of adoption of ~~this~~theDirectors' Plan(i.e. after May 16, 2010);provided, however, that the terms and conditions applicable to ~~Directors' Stock Options~~Awardsgranted within such period may thereafter be amended or modified by mutual agreement between the Company and the ~~participant~~Directoror such other person as may then have an interest therein. Also, by mutual agreement between the Company and a ~~participant~~Directorhereunder, or under any future plan of the Company, ~~Directors' Stock Options~~Awardsmay be granted to such ~~participant~~Director in substitution and exchange for and in cancellation of, any ~~Directors' Stock Options~~Awards previously granted such ~~participant~~Directorunder ~~this~~theDirectors' Plan.

(b) Termination. The Directors’Plan may be terminated at any time by the Board orCommitteeor by the approval by the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at a meeting held for such purpose; provided that the total vote cast on the termination proposal represents over 50% in interest of all shares entitled to vote on such proposal.

(c) Amendment. The Directors’Plan may be amended by the Board or Committee; provided however, that (i) no amendment ~~shall~~willbe made that would impair prior grants or rights of a ~~participant~~Director without his or herconsent; (ii) no amendment ~~shall~~willbe made more frequently than once every six months, unless such amendment is required because of changes in the Internal Revenue Code or the Employee Retirement Income Security Act; (iii) no amendment ~~shall~~willbe made ~~which~~thatwould prevent a ~~participant~~Director's participation in the Directors’Plan from being entitled to an exemption from Section 16(b) of the ~~Act~~Exchange Act; and (iv) no materialamendment will be made without shareholder approval.Notwithstanding any other provision of the Directors’ Plan, the Board and the Committee may not adjust or amend the exercise price of any outstanding option, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Section 8 above.

12. Other Provisions. The grant of any Award under the Directors' Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Director) as the Board or Committee determines appropriate, including without limitation, provisions for the forfeiture of, or restriction on resale or other disposition of shares acquired under Awards, provisions giving the Company the right to repurchase shares acquired under the Awards in the event the Director elects to dispose of such shares, provisions to comply with federal and state tax or securities laws, or understandings or conditions as to the length of the Director's term as a director in addition to those specifically provided for under the Directors' Plan.

13. Effective Date. The Modine Manufacturing Company 2000 Stock Option Plan for Non-Employee Directors was originally adopted by the Board of Directors on May 17, 2000, and was effective as of July 1, 2000. The Directors’ Plan, as amended and restated, was adopted and approved by the Board of Directors on March 16, 2005, and shall be effective, if approved by the shareholders of the Company, as of July 20, 2005.

~~14.~~ 	~~EFFECTIVE DATE. The Directors' Plan has been adopted by the Board of Directors on May 17, 2000, and shall be effective July 1, 2000.~~

Material to be deleted from the existing Modine Manufacturing Company Articles of Incorporation is shown as ~~struck through~~, and material to be added is shown as double underlined on the paper version of this proxy statement, however, it only shows as single underlined on the electronic version.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MODINE MANUFACTURING COMPANY
~~(July 17, 1969)~~

~~(As Amended 7-20-77)~~
~~(As Amended 2-18-81)~~
~~(As Amended 7-20-83)~~
~~(As Amended 7-18-84)~~
~~(As Amended 7-17-85)~~
~~(As Amended 7-16-86)~~
~~(As Amended 7-19-89)~~
~~(As Amended 7-20-94)~~
These Amended and Restated Articles of Incorporation of Modine Manufacturing Company, a corporation incorporated under Chapter 180 of the Wisconsin Statutes, the Wisconsin Business Corporation Law, supersede and take the place of the existing Restated Articles of Incorporation and all prior amendments thereto.

  ARTICLE I. NAME

The name of this Corporation shall be:

~~"~~“MODINE MANUFACTURING COMPANY.~~"~~”

  ARTICLE II. EXISTENCE

The period of existence of this Corporation shall be perpetual.

  ARTICLE III. PURPOSE

The purpose or purposes for which this Corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law. ~~In particular, but without limitation thereto by reason of such enumeration, this Corporation may and shall have as its powers, objects and purposes to manufacture, buy, sell, deal in, engage in, conduct and carry on the business of manufacturing of all kinds of goods, wares, products, com-modities, supplies and merchandise of every description; and to acquire, own, use, convey, pledge, lease, exchange, sell, mortgage, encumber and otherwise dispose of real and personal property, improvements or chattels, real, tangible and intangible property, property of mixed characteristics, patents, franchises, privileges, and rights of any and all kinds and wheresoever situated.~~

B-1
~~The Corporation, by action of the Board of Directors, shall have power to borrow funds and issue evidences of indebtedness of any and all kinds therefor, to secure the same, and to issue bonds, debentures, or other obligations, either non-convertible or convertible into the Corporation's Capital Stock, and upon such terms as may be fixed by the Board of Directors prior to the issue of such bonds, debentures or other obligations. The Corporation, by action of the Board of Directors, shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own shares of Corporation stock provided that no such acquisition, directly or indirectly, of its own shares for a consideration other than its own shares of equal or subordinate rank shall be made unless either (a) the net assets of the Corporation remaining after such acquisition would be not less than the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to assets of the Corporation in the event of liquidation, and at the time of such acquisition the Corporation is not and would not thereby be rendered insolvent; or (b) the Corporation has at the time of such acquisition unreserved and unrestricted earned surplus (as such terms are defined by Wisconsin Business Corporation Law) equal to the cost of such shares.~~

  ARTICLE IV. DESCRIPTION OF CAPITAL STOCK

The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue is ninety-six million (96,000,000) shares, of which eighty million (80,000,000) shares shall be shares of Common Stock (hereinafter called “Common Stock”) of the par value of Sixty-two and one/half cents ($0.625) per share, and sixteen million (16,000,000) shares shall be shares of Preferred Stock (hereinafter called “Preferred Stock”) of the par value of Two and one/half Cents ($0.025) per share.

Shares of Preferred Stock may be divided into and issued in series, from time to time, with each such series to be so designated as to distinguish the shares thereof from the shares of all other series of Preferred Stock. All shares of Preferred Stock shall be identical except as to the following rights and preferences, as to which there may be variations between different series: The rate of dividend~~,~~; the price at and the terms and conditions on which shares of Preferred Stock may be redeemed; the amount payable upon shares of Preferred Stock in event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of shares of Preferred Stock; ~~and~~ the terms and conditions on which shares of Preferred Stock may be converted into other series or classes of capital stock, if the shares of any series of Preferred Stock are issued with the privilege of conversion~~.~~; voting rights, if any; and any other rights or preferences as to which the laws ofthe State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of Preferred Stock. Each such series of Preferred Stock shall have ~~such~~only such voting rights, if any, preemptive rights, if any, and such other designations, preferences, limitations and relative rights as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors of the Corporationor as may be required by law, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions as they may deem advisable thereon.

The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of Preferred Stock shall not be entitled to share therein.

B-2
The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preference as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of the shares of the Common Stock. Whenever the holders of shares of Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation remaining.

~~At all meetings of the shareholders of the Corporation~~Subject to any limitations imposed by the Wisconsin Business Corporation Law, andsubject to any rights of holders of Preferred Stock to vote on a matter as a class or series or collectively with the Common Stock, the holders of shares of the Common ~~Stock and of the Preferred~~ Stock of the Corporation shall be entitled to one vote for each share of ~~Capital Stock held by them. The holders of shares of the Preferred Stock shall have such right to vote as a class as may be provided by the Wisconsin Business Corporation Law and as may be provided in the resolution or resolutions creating such series of Preferred Stock~~Common Stock held by them on each matter voted on at a meeting of shareholders of the Corporation.

No holder of shares of ~~Capital~~CommonStock of this Corporation, as such, shall have any ~~pre-emptive~~preemptive, preferential or other right to subscribe for or purchase any part of the unissued Capital Stock or Capital Stock of this Corporation held in the Corporate Treasury, whether now or hereafter authorized, or of other securities of this Corporation of any type or class which are convertible into Capital Stock of this Corporation ~~excepting as the Preferred Stock hereinabove provided may be convertible into shares of the Common Stock of this Corporation~~.

  ARTICLE V. BOARD OF DIRECTORS

The Board of Directors of this Corporation shall consist of such number of members as the By-Laws may provide, but not less than seven (7) members, divided into three (3) classes, (divided as evenly in number as possible) with not more than one class of Directors to be elected at each annual meeting of shareholders, excluding election to fill vacancies.

B-3

  ARTICLE VI. REGISTERED OFFICE AND AGENT

The address of the registered office of this Corporation at the time of the adoption of theseAmended and Restated Articles of Incorporation is 1500 DeKoven Avenue, Racine, Wisconsin 53401, and the name of its registered agent at such address is ~~W. E. Pavlick~~[___________].

  ARTICLE VII. SHAREHOLDER VOTE REQUIRED FOR CERTAIN ACTIONS

~~Vote Required for Certain Business Combinations~~

~~Section A. Higher Vote for Certain Business Combinations.~~

~~Except as set forth in Section (B) of this Article VII,~~

Any lawful amendment of these Amended and Restated Articles of Incorporation covered by Section 180.1003(3) and any proposals concerning a subject covered by Sections 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2) of the Wisconsin Business Corporation Law must be approved by two-thirds of all the votes entitled to be cast on the proposal by all shares entitled to vote thereon and, if the shares of any one or more classes or series shall be entitled under these Amended and Restated Articles of Incorporation or otherwise by law to vote and be counted together collectively thereon (a “voting group”), by two-thirds of all the votes entitled to be cast on the proposal by each such voting group, all subject, however, to any other voting requirements specifically set forth in the Wisconsin Business Corporation Law or these Amended and Restated Articles of Incorporation, as they may be amended from time to time.

The Bylaws of the Corporation may require a greater shareholder vote than would otherwise be required by law for removal of a director from office or amending provisions of the Bylaws of the Corporation.
~~(1) the affirmative vote required by~~ All references to sections of the Wisconsin Business Corporation Law, ~~Chapter 180 of the Wisconsin Statutes, of at least two-thirds of the outstanding shares of all classes of stock of the corporation generally possessing voting rights in elections for directors, considered for this purpose as one class,~~
shall also refer to any successor provisions of those sections, as appropriate.
~~(a)the merger or consolidation of the corporation with or into any Interested Person or any Affiliate or Associate of any Interested Person (as hereinafter defined); or~~

~~(b)the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the corporation to or with any Interested Person or any Affiliate or Associate of any Interested Person; or~~

~~(c)the acquisition by the corporation of all or substantially all the assets of any Interested Person or any Affiliate or Associate of any Interested Person other than in the ordinary course of business; or~~

B-4 ~~(d)~~
~~the reclassification of the shares of stock of the corporation generally possessing voting rights in elections of directors, the purchase by the corporation of such shares, or the issuance by the corporation of such shares or any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation which are directly or indirectly owned by any Interested Person; and~~

~~(2)notwithstanding the provisions of (1), above, if the aggregate amount of the cash and the fair market value of the consideration other than cash (as provided in Section (C)(7)) to be received per share by the holders of the Common Stock of the corporation in any transaction described in (1), above, is less than the highest of~~

~~(a)the highest price per share, (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid or agreed to be paid by any Interested Person to acquire beneficial ownership of any shares of such Common Stock (with appropriate adjustments for recapitalizations, and for stock splits, stock dividends and like distributions), or~~

~~(b)the per share book value of such Common Stock at the end of the fiscal quarter immediately preceding the record date for the determination of stockholders entitled to vote on or consent to such transaction, or~~

~~(c)the fair market value per share of Common Stock on the date of the first public announcement of the proposed transaction (the "Announcement Date") or the date on which the Interested Person becomes an Interested Person (the "Determination Date") (whichever is higher),~~

~~then both the affirmative vote required by (1), above, and the affirmative vote or consent of the holders of not less than two- thirds of the Non-Interested Outstanding Shares (as hereinafter defined) of stock of the corporation entitled to vote in elections for directors, voting as one class for purposes of this Article VII, shall be required to adopt, approve or authorize any such transaction.~~

~~Section B. When Higher Vote Not Required.~~

~~The provisions of Section (A)(2) of this Article VII shall not be applicable to any of the transactions specified herein if such transaction is approved by a resolution adopted by the majority vote of the Board of Directors. If the Board of Directors so approves any such transaction which, under the Business Corporation Law, Chapter 180 of the Wisconsin Statutes, in addition requires the approval of the shareholders, such transaction may be effected upon receiving the affirmative vote of at least two-thirds of the outstanding shares of all classes of stock generally possessing voting rights in elections for directors, considered for this purpose as one class, it being the intention of the corporation in these circumstances to elect expressly the affirmative voting requirements of the Wisconsin Business Corporation Law.~~

~~Section C. Definitions.~~

~~For purposes of this Article VII~~

~~(1)an "Interested Person" is any individual, partnership, corporation or other entity which as of the record date for the determination of shareholders entitled to notice of and to vote on or consent to the adoption, authorization, or approval of any transaction referred to in this Article VII is, or at any time within the preceding twelve months has been, the Beneficial Owner (as hereinafter defined) of 5 percent or more of the outstanding shares of stock of the corporation entitled to vote in elections for directors;~~

B-5 ~~(2)~~	~~an "Interested Person" shall be deemed to be the "Beneficial Owner" of shares of stock of the corporation~~

~~(a)which such Interested Person or any of its Affiliates or Associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not,~~

~~(b)which such Interested Person or any of its Affiliates or Associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or~~

~~(c)which are beneficially owned, directly or indirectly, (including shares deemed owned through application of clauses (a) and (b) above) by any other individual, partnership, corporation or other entity with which such Interested Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation;~~

~~(3)"Non-Interested Outstanding Shares" are the issued and outstanding shares of the corporation entitled to vote in elections for directors, other than any shares of which an Interested Person is the Beneficial Owner as of the record date for the determination of shareholders entitled to notices of and to vote on or consent to the adoption, authorization or approval of any transaction referred to in this Article VII;~~

~~(4)an "Affiliate" of an Interested Person is any individual, partnership, corporation or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Interested Person; and~~

~~(5)an "Associate" of an Interested Person is~~

~~(a)any partnership, corporation or other entity of which such Interested Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities,~~

~~(b)any trust or estate in which such Interested Person has a substantial beneficial interest or as to which such Interested Person serves as trustee or in a similar capacity, or~~

~~(c)any relative or spouse of such Interested Person or any relative of such spouse, who has the same home as such Interested Person or who is a Director or Officer of such Interested Person or any corporation which controls or is controlled by such Interested Person.~~

~~(6)for purposes of determining whether an Interested Person is the Beneficial Owner of 5 percent or more of the outstanding shares of stock of the corporation entitled to vote in elections for directors, the outstanding shares of stock of the corporation shall include shares deemed owned through application of clauses (a), (b), or (c) of paragraph (C)(2), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.~~

B-6 ~~(7)~~	~~fair market value of consideration other than cash will be determined by the Board of Directors prior to submission of the proposed business combination to the shareholders.~~

~~These Restated Articles of Incorporation together with the Amendments adopted July 18, 1984, July 17, 1985, July 16, 1986, July 19, 1989 and July 20, 1994 shall supersede and take the place of the theretofore existing Articles of Incorporation of this Corporation and any and all amendments thereto.~~

ARTICLE VIII  I. EFFECT OF HEADINGS

B-7
The descriptive headings in these Amended and Restated Articles of Incorporation were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Notice
of Meeting
and Proxy
Statement

2005	Annual Meeting of Shareholders

PRINTED ON RECYCLED PAPER

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, July 20, 2005

9:30 a.m. CDT

Modine Manufacturing Company

1500 DeKoven Avenue

Racine, Wisconsin 53403-2552

If you consented to access your proxy information electronically, you may view it by going to the Modine Manufacturing Company website, http://www.modine.com.

If you would like to access the proxy materials electronically next year, please go to the following website, http://econsent.com/mod/.

Modine Manufacturing Company

1500 DeKoven Avenue, Racine, Wisconsin 53403-2552

Proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints D.B. Rayburn and D.R. Zakos, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Modine Manufacturing Company to be held at 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552 on July 20, 2005 at 9:30 a.m. CDT, and at any adjournment(s) thereof, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment(s) thereof, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

The proxies cannot vote your shares unless you vote in accordance with the instructions provided.

Modine Employee Stock Ownership Plan and/or Modine 401(k) Retirement Plan

Voting Instructions to Trustee, Marshall & Ilsley Trust Company N.A., for the Annual Meeting of Shareholders

As a participant in the Modine Employee Stock Ownership Plan and/or Modine 401(k) Retirement Plan, you have the right to give instructions to the Trustee as to the voting of certain shares of Modine Manufacturing Company Common Stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any and all adjournments or postponements of the meeting. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage prepaid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted by the Trustee, Marshall & Ilsley Trust Company N.A., in its own discretion and in accordance with ERISA.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

See Reverse Side

COMPANY #CONTROL #

Dear Shareholder:

Modine Manufacturing Company provides three ways for you to vote your proxy.

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK, EASY AND IMMEDIATE

●   On a touch-tone telephone------call 1-800-560-1965------24 hours a day, 7 days a week, until 12:00 p.m. on July 19, 2005.
●   Follow the simple instructions the voice on the phone provides you.

VOTE BY INTERNET -- http://www.eproxy.com/mod/ -- QUICK, EASY AND IMMEDIATE

●   Use the Internet------log onto http://www.eproxy.com/mod/------24 hours a day, 7 days a week, until 12:00 p.m. on July 19, 2005.
●   Follow the simple instructions to obtain your records and create an electronic proxy. Note: As indicated in the Proxy Statement, you may choose to receive future proxy statements and annual reports electronically by following the instructions provided on this website.

 VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Modine Manufacturing Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of Directors:	01 Frank P. Incropera 02 Vincent L. Martin 03 Marsha C. Williams	[ ] Vote FOR all nominees listed (except as marked contrary below)	[ ] WITHHOLD Authority For All

(Instructions: To withhold authority to vote for any indicated nominee, write the numbers(s) of the nominee(s) in the box provided to the right.)

2. Approve the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors;

For              Against               Abstain
[    ]                  [    ]                     [    ]

3. Approve the Company’s Amended and Restated Articles of Incorporation;

For              Against               Abstain
[    ]                  [    ]                      [    ]

4. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.

For               Against              Abstain
[    ]                  [    ]                      [    ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED FOR ITEMS 1, 2, 3 and 4.
Address Change? Mark Box [   ]
Indicate changes below:

Date___________ , 2005

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

[     ]   I/We plan to attend the annual meeting of shareholders at Modine’s headquarters on July 20, 2005